UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Sonder Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)1) and 0-11.

SONDER HOLDINGS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 23, 2024

November 8, 2024

Dear Stockholder:

Please join us for the annual meeting of stockholders (the “Annual Meeting”) of Sonder Holdings Inc. (the “Company”) to be held on Monday, December 23, 2024 at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/SOND2024 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

The Annual Meeting is being held for the following purposes:

1.

To elect the nominees for Class III director named in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the “Proxy Statement”) to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.

To approve an amendment of the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the Company’s authorized shares of capital stock from 401,809,144 shares to 409,309,144 shares, consisting of (a) (i) 157,309,144 shares of common stock, par value $0.0001 per share, and (ii) 2,000,000 shares of special voting common stock, par value $0.0001 per share, and (b) 250,000,000 shares of preferred stock, par value $0.0001 per share;

3.

To approve an amendment of the Company’s 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) to increase the number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan to 9,957,029 shares of common stock, subject to automatic annual share increases as set forth in the 2021 Equity Incentive Plan, as amended;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

5.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement.

The record date for the Annual Meeting is Friday, November 1, 2024 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.

In the event of a change in the time, date or location of the Annual Meeting, we will make an announcement, issue a press release or post information on the Investors section of our website at www.sonder.com to notify stockholders, as appropriate. Information on or accessible through our website is not incorporated by reference in the Proxy Statement.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be held on

December 23, 2024 at 11:00 a.m., Eastern Time

The Notice of 2024 Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2023 are available at www.proxyvote.com.

The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/SOND2024 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials

By Order of the Board of Directors

Katherine E. Potter
Secretary
San Francisco, CA

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING, WHICH WILL BE HELD VIRTUALLY VIA THE INTERNET. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS. IF YOU RECEIVED A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY SUBMIT YOUR PROXY CARD OR VOTING INSTRUCTION CARD BY COMPLETING, SIGNING, DATING AND MAILING YOUR PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST USE THE CONTROL NUMBER INCLUDED ON YOUR NOTICE OF INTERNET AVAILABILITY OR YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

SONDER HOLDINGS INC.

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Page

Questions and Answers About These Proxy Materials and Voting	1
Interest of Certain Persons in Matters to be Acted Upon	9
Proposal No. 1: Election of Directors	10
Information Regarding the Board of Directors and Corporate Governance	14
Proposal No. 2: Amendment of the Certificate of Incorporation to Increase the Company’s Authorized Shares of Capital Stock	27
Proposal No. 3: Amendment of the 2021 Equity Incentive Plan to Increase the Number of Shares of Common Stock Available for the Issuance of Awards under the 2021 Equity Incentive Plan	30
Proposal No. 4: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm	39
Other Information Related to Us and Our Directors and Executive Officers	41
Executive Compensation	46
Certain Relationships and Related Party Transactions	53
Householding of Proxy Materials	57
Other Matters	58
Appendix A – Form of Certificate of Amendment of Amendment and Restated Certificate of Incorporation	A-1
Appendix B – Form of First Amendment to Sonder Holdings Inc. 2021 Equity Incentive Plan	B-1

Sonder Holdings Inc.

447 Sutter Street Suite 405 #542

San Francisco, CA 94108

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I being provided with these materials?

This proxy statement (this “Proxy Statement”) is being sent to stockholders in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Sonder Holdings Inc., a Delaware corporation, of proxies to be voted at our Annual Meeting of Stockholders scheduled to be held virtually on Monday, December 23, 2024 at 11:00 a.m., Eastern Time (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. In this Proxy Statement, unless the context requires otherwise, references to “Sonder,” the “Company”, “we”, “us” and “our” and similar references refer to Sonder Holdings Inc. and its wholly owned subsidiaries.

The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), is first being sent or given on or about on or about November 8, 2024 to all stockholders of record as of November 1, 2024 (the “Record Date”). The proxy materials and the 2023 Annual Report can be accessed as of November 8, 2024 by visiting www.proxyvote.com.

This year the Annual Meeting will be a completely “virtual” meeting of stockholders. You are invited to attend the Annual Meeting online, vote electronically, and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/SOND2024. You will need the 16-digit control number provided on the Notice of Internet Availability or your proxy card (if applicable).

Who is Sonder Holdings Inc.?

Sonder is a leading global brand of premium, design-forward apartments and intimate boutique hotels serving the modern traveler. Launched in 2014, Sonder offers inspiring, thoughtfully designed accommodations and innovative, tech-enabled service combined into one seamless experience. Sonder properties are found in prime locations in over 40 markets, spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

Why is Sonder holding a virtual meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location and enhance stockholder access and engagement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission, (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice of Internet Availability to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or the 2023 Annual Report in the mail unless you specifically request these materials.

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We provided some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.

We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about November 8, 2024.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

Stockholders as of the Record Date are invited to participate in the completely virtual Annual Meeting which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a Sonder stockholder of record as of the close of business on the Record Date, if a control number was included on your Notice of Internet Availability or proxy card, or if you hold a valid proxy for the Annual Meeting.

You will be able to participate in and to vote your shares online at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SOND2024. To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice of Internet Availability, on your proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 11:00 a.m., Eastern Time. Online access and check-in will begin at 10:45 a.m., Eastern Time, and you should allow sufficient time for the online check-in procedures. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Will I be able to participate in the virtual Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for our Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of our virtual Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. In the event of a change in the time, date or location of the Annual Meeting, we will make an announcement, issue a press release or post information in the Investor Relations section of our website at investors.sonder.com to notify stockholders, as appropriate.

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

Who can vote at the Annual Meeting?

Only stockholders of record of our common stock, par value $0.0001 per share, special voting common stock, par value $0.0001 per share (collectively, the “common stock”), and shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), at the close of business on the Record Date of November 1, 2024, will be entitled to vote at the Annual Meeting. On the Record Date, there were (i) 11,585,625 shares of common stock, including 551,051 shares of special voting common stock, and (ii) 10,491,000 shares of Series A Preferred Stock, convertible into 10,491,000 shares of common stock (based on a conversion price of $1.00, excluding accrued and unpaid dividends), or a total of 22,076,625 shares of common stock issued and outstanding and entitled to vote at the meeting (after taking into account applicable beneficial ownership limitations as described below). Each holder of common stock has one vote for each share of common stock they hold as of the Record Date. The holders of Series A Preferred Stock are entitled to vote on all matters submitted to the stockholders for

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a vote together with the holders of the common stock as a single class, on an as-converted basis with a number of votes per share equal to (x) the Liquidation Preference (as defined in the Certificate of Designation for the Series A Preferred Stock), plus an amount equal to all accumulated and unpaid dividends on such shares (including dividends accrued and unpaid on previously unpaid dividends) divided by (y) $1.47 (as adjusted for any stock dividends, splits, combinations or other similar events on the common stock or the Series A Preferred Stock); provided, that the Series A Preferred Stock will not have the right to vote to the extent that they are convertible into Excess Conversion Shares (as defined in the Certificate of Designation for the Series A Preferred Stock). As of the Record Date, each holder of Series A Preferred Stock is entitled to 0.7 vote for each share of Series A Preferred Stock they hold as of the Record Date, subject to any beneficial ownership limitation which only allows such holder to vote a number of shares of common stock representing up to a percentage between 4.9% and 19.9% of the fully-diluted shares of common stock outstanding as of the Record Date, as elected by such holder, if applicable.

Stockholders of Record. If shares of our common stock and Series A Preferred Stock are registered directly in your name with Sonder’s transfer agent, Computershare, Inc., you are considered “stockholder of record” with respect to those shares, and you may vote those shares at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Street Name Stockholders. If shares of our common stock and Series A Preferred Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless a control number was included on your Notice of Internet Availability or unless you request and obtain a valid proxy from your broker, bank or other nominee.

Is there a list of registered stockholders entitled to vote at the Annual Meeting?

A list of registered stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the Annual Meeting. If you would like to inspect the stockholder list, please contact Investor Relations at ir@sonder.com to make arrangements.

What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting, the:

•	Election of three Class III directors;
•	Amendment of the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the Company’s authorized shares of capital stock;
•	Amendment of the Company’s 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) to increase the number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan; and
•	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

What if another matter is properly brought before the Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“FOR” the election of all nominees for director;
•	“FOR” the amendment of the Certificate of Incorporation to increase the Company’s authorized shares of capital stock;
•	“FOR” the amendment of the 2021 Equity Incentive Plan to increase the number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan; and

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•	“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

How do I vote and what are the voting deadlines?

With regard to the election of directors, you may either vote “FOR” all nominees to the Board or you may “WITHHOLD” your vote for any or all of the nominees. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are described below, based on the form of ownership of your shares:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote your shares online at the Annual Meeting or vote by proxy (by telephone, through the Internet or by mail) without attending the Annual Meeting.

•	To vote by proxy through the Internet, go to the website www.proxyvote.com and follow the instructions provided on the website, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time, on December 22, 2024. You will need the 16-digit Control Number included on your proxy card to obtain your records and to create an electronic voting instruction form.
•	To vote by proxy over the telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time, on December 22, 2024. You will need the 16-digit Control Number included on your proxy card in order to vote by telephone.
•	To vote by proxy through the mail, complete, sign and date the enclosed proxy card and return it in the pre-paid envelope provided to you, which must be received prior to the Annual Meeting.
•	To vote online at the Annual Meeting, attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/SOND2024. You will need your 16-Digit Control Number that is included in your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online at the Annual Meeting even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote or revoke my proxy after submitting my proxy?” below).

Street Name Stockholder: Beneficial Owner of Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a street name stockholder, you should have received the Notice of Internet Availability containing voting instructions from your broker, bank, or other nominee rather than from Sonder. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the Annual Meeting unless you follow the instructions included with your proxy material and obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy after submitting my proxy?

Yes. You can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record for your shares, you may change your vote or revoke your proxy before the Annual Meeting in any one of the following ways (subject to the applicable deadlines for each method as set forth above under “How do I vote and what are the voting deadlines?”):

•	You may submit another properly completed and signed proxy card with a later date.
•	You may submit a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to Sonder’s Secretary at 447 Sutter Street Suite 405 #542, San Francisco, CA 94108.

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•	You may virtually attend the Annual Meeting and vote electronically by going to www.virtualshareholdermeeting.com/SOND2024 and using your unique control number that was included in the Notice of Internet Availability that you received in the mail. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline.

If you are a street name stockholder, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

If you have any questions or need assistance in voting your shares or authorizing your proxy, please call the firm assisting us in the solicitation of proxies (as described below):

Sodali & Co. LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Stockholders: (800) 662-5200

Brokers: (203) 658-9400

Email: SOND.info@investor.sodali.com

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

We must vote your shares as you have instructed. If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the Board recommendations stated above, namely:

•	“FOR” the election of all nominees for director;
•	“FOR” the amendment of the Certificate of Incorporation to increase the Company’s authorized shares of capital stock;
•	“FOR” the amendment of the 2021 Equity Incentive Plan to increase the number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan; and
•	“FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

If other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, and you do not provide specific voting instructions, your shares will be voted as recommended by the Board.

If you are a street name stockholder, you must provide voting instructions to your broker, bank or other nominee in accordance with their instructions in order for your shares to be properly voted. Please see “What are broker non-votes?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their clients or other beneficial owners in their discretion and for an explanation of broker non-votes.

What are “broker non-votes”?

Broker non-votes can occur when a street name stockholder does not give instructions to their broker, bank or other nominee. Under rules that govern brokers, banks, and other agents that are record holders of company stock held in brokerage accounts for their clients who beneficially own such shares, if the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered “routine” (discretionary matters), but cannot vote the shares with respect to “non-routine” (non-discretionary) matters. A “broker non-vote” occurs when a broker, bank, or other nominee submits a proxy for the Annual Meeting but does not vote on a particular proposal because they either (i) do not choose to exercise their discretionary voting power or (ii) do not have discretionary voting power with respect to that proposal and have not received instructions from the beneficial owner.

Proposal No. 1 (Election of Directors) and Proposal No. 3 (Amendment of the 2021 Equity Incentive Plan to increase the number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan) in this Proxy Statement are not considered “routine” matters, and without your instructions, your broker cannot vote your shares. Where brokers, banks, and other nominees do not have discretionary voting power, broker non-votes are not considered “present”. Proposal No. 2 (Amendment of the Certificate of Incorporation to Increase the Company’s Authorized Shares of Capital Stock) and Proposal No. 4 (Ratification of the Appointment of Deloitte as Independent Auditors) are considered “routine” matters.

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How many votes are needed to approve each proposal?

•	Proposal No. 1 (Election of Directors): Directors are elected by a plurality vote of the voting power of the shares outstanding on the Record Date and entitled to vote on the matter, which means that the three director nominees with the greatest number of votes cast, even if less than a majority, will be elected to the Board. There is no cumulative voting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•	Proposal No. 2 (Amendment of the Certificate of Incorporation to Increase the Company’s Authorized Shares of Capital Stock): The amendment of the Certificate of Incorporation requires the affirmative vote of holders of a majority of the voting power outstanding on the Record Date and entitled to vote on the matter. Abstentions will have the same effect as an “AGAINST” vote on this proposal. Brokers are entitled to vote on this proposal absent voting instructions from the beneficial holder because this proposal is considered “routine”.

•	Proposal No. 3 (Amendment of the 2021 Equity Incentive Plan to increase the number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan): The amendment of the 2021 Equity Incentive Plan to increase the number of shares of common stock available for issuance of awards under the 2021 Equity Incentive Plan requires the affirmative vote of holders of a majority of the voting power of the shares outstanding on the Record Date that are cast affirmatively or negatively (in person or by proxy) with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•	Proposal No. 4 (Ratification of Appointment of Deloitte as Independent Auditors): The ratification of appointment of independent auditors requires the affirmative vote of holders of a majority of the voting power of the shares outstanding on the Record Date that are cast affirmatively or negatively (in person or by proxy) with respect to this proposal. Abstentions will have no effect on the outcome of this proposal. Brokers are entitled to vote on this proposal absent voting instructions from the beneficial holder because this proposal is considered “routine”.

Proposal	Vote Required	Discretionary Voting Allowed?
No. 1. Election of Directors	Plurality	No
No. 2. Amendment of the Certificate of Incorporation to Increase the Company’s Authorized Shares of Capital Stock	Majority Outstanding	Yes
No. 3. Amendment of the 2021 Equity Incentive Plan to Increase the Number of Shares of Common Stock Available for the Issuance of Awards under the 2021 Equity Incentive Plan	Majority Cast	No
No. 4. Ratification of the Appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm	Majority Cast	Yes

None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our charter.

What is the effect of withhold authority votes, abstentions and broker non-votes?

Withhold Authority Votes: Shares subject to instructions to withhold authority to vote on the election of directors will not be voted. This will have no effect on Proposal No. 1 (Election of Directors) because, under plurality voting rules, the three director nominees receiving the highest number of “FOR” votes will be elected.

Abstentions: Under Delaware law (under which Sonder is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting for purposes of determining existence of a quorum, but they are not counted as votes cast. Because abstentions are not considered votes cast, an abstention will not have any effect on the outcome of Proposal No. 1 (Election of Directors), Proposal No. 3 (Amendment of the 2021 Equity Incentive Plan to increase the number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan) or Proposal No. 4 (Ratification of the Appointment of Deloitte as our Independent Registered Public Accounting Firm); however, abstentions will have the same effect as votes against Proposal No. 2 (Amendment of the Certificate of Incorporation to Increase the Company’s Authorized Shares of Capital Stock).

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Broker Non-Votes: Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. However, because broker non-votes are not entitled to vote on non-routine proposals under Delaware law, they will have no effect on the outcome of the vote on Proposal No. 1 (Election of Directors) or Proposal No. 3 (Amendment of the 2021 Equity Incentive Plan to increase the number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan). Proposal No. 2 (Amendment of Certificate of Incorporation to Increase the Company’s Authorized Shares of Capital Stock) and Proposal No. 4 (Ratification of the Appointment of Deloitte as our Independent Registered Public Accounting Firm) are considered routine or “discretionary” matters on which your broker, bank or other nominee will be able to vote on your behalf even if it does not receive instructions from you and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 2 or Proposal No. 4. If you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares for Proposal No. 1 or Proposal No. 3, no votes will be cast on your behalf for that proposal. Therefore, it is critical that you indicate your vote on Proposal No. 1 and Proposal No. 3 if you want your vote to be counted. Your broker, bank or other nominee will be able to vote on Proposal No. 2 and Proposal No. 4 even if it does not receive instructions from you, so long as it holds your shares in its name.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the shares outstanding and entitled to vote are present online (by remote communication) or represented by proxy at the Annual Meeting. On the Record Date, there were (i) 11,585,625 shares of common stock, including 551,051 shares of special voting common stock, and (ii) 10,491,000 shares of Series A Preferred Stock, which are convertible into 10,491,000 shares of common stock (based on a conversion price of $1.00, excluding accrued and unpaid dividends), or a total of 22,076,625 shares of common stock issued and outstanding and entitled to vote at the meeting (after taking into account applicable beneficial ownership limitations as described above). Thus, the holders of at least 13,136,513 shares of common stock representing a majority of the voting power must be present online (by remote communication) or represented by proxy at the Annual Meeting to have a quorum. Abstentions and “broker non-votes” that are present and entitled to vote are counted for purposes of determining a quorum.

If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Francis Davidson, our Chief Executive Officer (our “CEO”), and Vanessa Barmack, our Associate General Counsel, have been designated as proxy holders for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will solicit proxies on behalf of the Board and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We have engaged Sodali & Co. LLC (“Sodali”) to assist with the solicitation of proxies for an estimated fee of $10,000.00 plus reimbursement of expenses. We have also agreed to indemnify Sodali against certain liabilities arising out of our agreement with Sodali. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by Sodali and our directors, officers or employees. Proxies may also be solicited by our directors, officers or employees, by mail, telephone or other electronic means or in person. No additional compensation will be paid to our directors, officers or employees for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

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When are stockholder proposals for inclusion in our proxy statement for next year’s annual meeting due?

Stockholders wishing to present proposals for inclusion in the proxy statement for our 2025 annual meeting of stockholders (the “2025 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by our Corporate Secretary at 447 Sutter Street Suite 405 #542, San Francisco, CA 94108, Attn: Corporate Secretary no later than Friday, July 11, 2025.

When are other proposals and stockholder nominations for next year’s annual meeting due?

With respect to proposals and nominations not to be included in the proxy statement for the 2025 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our “Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Corporate Secretary by a written notice, which notice must be received no earlier than 8:00 a.m., Pacific Time, on the 120th day and no later than 5:00 p.m., Pacific Time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. Stockholders wishing to submit director nominations or proposals for consideration at the 2025 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received by our Corporate Secretary not earlier than 8:00 a.m., Pacific Time, on August 25, 2025 and not later than 5:00 p.m., Pacific Time, on September 24, 2025 in order to be considered. In the event that the 2025 Annual Meeting is to be held on a date that is not within 25 days of the one-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by our Corporate Secretary no earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of the 2025 Annual Meeting and no later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to the day of the 2025 Annual Meeting or, if the first public announcement of the date of the 2025 Annual Meeting is less than 100 days prior to the date of the 2025 Annual Meeting, on the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting was first made by the Company.

Nominations or proposals should be sent in writing to our Corporate Secretary at 447 Sutter Street Suite 405 #542, San Francisco, CA 94108, Attn: Corporate Secretary. A stockholder’s notice to nominate a director or bring any other business before the 2025 Annual Meeting must set forth certain information, which is specified in our Bylaws. In addition, the notice must contain the information required by, and otherwise comply with, Rule 14a-19(b) of the Exchange Act, if applicable. A complete copy of our Bylaws can be found in the Investors section of our website at investors.sonder.com under “Corporate Governance—Documents & Charters.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

How are votes counted?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

How can I find out the results of the voting at the Annual Meeting?

Final voting results will be reported in a Current Report on Form 8-K (a “Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to report the preliminary voting results within four business days after the Annual Meeting and to file an additional Form 8-K (or an amendment to the Form 8-K reporting the preliminary voting results) to report the final voting results within four business days after the final voting results are known to us.

How can I contact Sonder’s transfer agent?

You may contact our transfer agent, Computershare Inc., by telephone at 1-800-736-3001 or by writing Computershare Inc., at P.O. Box 43006, Providence, RI 02940-3078. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment. Other than Proposal No. 1 (Election of Directors), Proposal No. 2 (Amendment of Certificate of Incorporation to Increase the Company’s Authorized Shares of Capital Stock) and Proposal No. 3 (Amendment of the 2021 Equity Incentive Plan to increase the number of shares of common stock available for issuance of awards under the 2021 Equity Incentive Plan), none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the Annual Meeting as described in this Proxy Statement.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company’s Board of Directors is presently comprised of nine members, including one vacancy, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Class I directors consist of Francis Davidson, Nabeel Hyatt, and Prashant (Sean) Aggarwal; Class II directors consist of Michelle Frymire and Simon Turner; and Class III directors consist of Janice Sears, Frits Dirk van Paasschen, and Sanjay Banker. Following Tom Buoy’s resignation from the Board, effective December 11, 2023, there is currently one vacancy in Class II.

The Nominating, Corporate Governance and Social Responsibility Committee of the Board (the “Governance Committee”) has renominated each of our Class III directors, Ms. Sears and Messrs. van Paasschen and Banker, as nominees for a three-year term expiring at the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of Ms. Sears and Messrs. van Paasschen and Banker is currently a director of the Company.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Governance Committee and approved by the Board. We have no reason to believe that Ms. Sears, Mr. van Paasschen, or Mr. Banker will be unable to serve if elected.

Nominees for Director and Continuing Directors

The following table sets forth summary information about each of our director nominees and continuing directors as of November 1, 2024.

Name	Age	Director Since(1)	Current Term Expires	Position	Independent	AC	CC	NCG
Nominees
Frits Dirk van Paasschen	63	February 2020	2024 Annual Meeting	Director	Yes	M	—	—
Janice Sears(2)	64	August 2021	2024 Annual Meeting	Director	Yes	C, F	M	—
Sanjay Banker	49	January 2023	2024 Annual Meeting	Director	No	—	—	—
Continuing Directors
Francis Davidson(3)	32	January 2014	2025 Annual Meeting	Director; Chief Executive Officer	No	—	—	—
Nabeel Hyatt	48	February 2016	2025 Annual Meeting	Director	Yes	—	—	M
Prashant (Sean) Aggarwal	59	October 2022	2025 Annual Meeting	Director	Yes	—	M	M
Michelle Frymire	58	September 2022	2026 Annual Meeting	Director	Yes	M	—	C
Simon Turner	63	October 2023	2026 Annual Meeting	Director	Yes	—	C	—

AC: Audit Committee	C: Chair
CC: Compensation Committee	M: Member
NCG: Nominating, Corporate Governance and Social Responsibility Committee	F: Audit Committee Financial Expert

(1)	For Ms. Sears and Messrs. Davidson, Hyatt, and van Paasschen, this date reflects the date the director was appointed to the board of directors of Legacy Sonder (as defined below, and such board, the “Legacy Board”). All directors of the Legacy Board became directors of the Company at the closing of the Business Combination on January 18, 2022. The original Sonder Holdings Inc., now Sonder Holdings LLC (“Legacy Sonder”), was launched in 2014. On January 18, 2022, Legacy Sonder consummated a business combination (the “Business Combination”) with Gores Metropoulos II, Inc., a Delaware corporation and a special purpose acquisition company (“GM II”), whereby Legacy Sonder became a wholly owned subsidiary of GM II, and GM II changed its name to Sonder Holdings Inc.

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(2)	Lead Independent Director. On December 8, 2023 the Board appointed Ms. Sears to serve as Lead Independent Director following Mr. van Paasschen’s resignation from the position.

(3)	Chairperson of the Board.

A brief biography of each nominee for director and continuing director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee for director and continuing director that led the Governance Committee to believe that the director should continue to serve on the Board.

Director Nominees

Frits Dirk van Paasschen

Frits Dirk van Paasschen has served as one of Sonder’s directors since the closing of the Business Combination in January 2022 and previously served as one of Legacy Sonder’s directors since February 2020. From September 2007 to February 2015, Mr. van Paasschen served as the President and Chief Executive Officer of Starwood Hotels and Resorts Worldwide, LLC, a hotel company acquired by Marriott International, Inc. Prior to joining Starwood, he was the President and Chief Executive Officer of Coors Brewing Company from February 2005 to September 2007. He serves on the board of directors at dsm-firmenich, a Netherlands-based science company specializing in nutrition and health, and Williams-Sonoma, Inc., a consumer retail company specializing in kitchen-wares and home furnishings. Mr. van Paasschen also serves on the board of directors of Amadeus, a provider of digital services to the travel industry. He also serves on the board of directors of two private companies and is an advisor to a global investment firm. Mr. van Paasschen holds a B.A. in Economics and Biology from Amherst College and an M.B.A. from Harvard Business School.

The Board has nominated Mr. van Paasschen because of his extensive knowledge of the real estate and hospitality industries and his international experience.

Janice L. Sears

Janice L. Sears has served as one of Sonder’s directors since the closing of the Business Combination in January 2022 and as Lead Independent Director since December 2023, and previously served as one of Legacy Sonder’s directors since August 2021. From April 1988 to January 2009, Ms. Sears served in a variety of positions at Banc of America Securities, an investment bank, including as Managing Director, Western Region Head in the Real Estate, Gaming & Lodging Investment Banking Group. She concurrently served as the San Francisco Market President for Bank of America, a financial services company. Prior to this, Ms. Sears was a Real Estate Economist at both Chemical Bank and Citicorp. She serves on the board of directors as a member of the Compensation Committee and Audit Committee at Invitation Homes Inc. (NYSE: INVH), a single-family home rental business. Ms. Sears also serves on the board of directors as Audit Committee Chair and a member of the Compensation Committee at IQHQ, Inc., a life sciences real estate investment trust. Ms. Sears previously served on the board and as Audit Committee Chair of both Essex Property Trust Inc. (NYSE: ESS), a multi-family real estate investment trust, and BioMed Realty Trust (acquired by Blackstone, 2016), a life sciences real estate investment trust. She has also served on the board of several non-profit organizations and private companies, including Board Chair of The Swig Company, an owner of office buildings in New York and California. Ms. Sears holds a B.A. in both Economics and Marketing from the University of Delaware.

The Board has nominated Ms. Sears because of her extensive financial background and experience working in the commercial real estate industry.

Sanjay Banker

Sanjay Banker has served as one of Sonder’s directors Sonder since January 2023. Mr. Banker has served as the Chief Executive Officer of Private Medical, a leading high-end concierge medicine provider, since June 2024. Mr. Banker previously served as the Company’s President and Chief Financial Officer from January 2022 to December 2022, and prior to this, served the Company’s predecessor company as Chief Financial Officer since January 2019 and also its President since September 2020. Prior to joining the Company, Mr. Banker was with TPG Growth, an investment firm, from March 2013 to January 2019, where he served most recently as a Partner. From September 2004 to March 2013, he was with Bain Capital, an investment firm, where he served most recently as a Principal. Prior to that, Mr. Banker was with McKinsey & Company, a management consulting firm, from September 1996 to August 2004, where he served most recently as an Engagement Manager. Mr. Banker holds a B.S. in Economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.

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The Board has nominated Mr. Banker because of his perspective and experience as our former President and Chief Financial Officer and his extensive financial background and experience.

Continuing Directors

Francis Davidson

Francis Davidson has served as our Chief Executive Officer and Chairperson of the Board since the closing of the Business Combination in January 2022. Mr. Davidson co-founded Legacy Sonder and previously served as its Chief Executive Officer and Chairperson since January 2014. Mr. Davidson attended McGill University where he studied Philosophy and Economics. In the summer of 2012, after his first year at McGill University, Mr. Davidson sublet his college apartment to vacationers in Montreal. Over the next two years, he went on to manage the empty apartments of other students in many different cities, ultimately leaving McGill to pursue Sonder full-time with a vision to redefine hospitality by bringing exceptional stays everywhere.

Mr. Davidson brings to the Board his perspective and experience as our current Chief Executive Officer and as the Chief Executive Officer and a co-founder of Legacy Sonder.

Nabeel Hyatt

Nabeel Hyatt has served as one of Sonder’s directors since the closing of the Business Combination in January 2022 and previously served as one of Legacy Sonder’s directors since February 2016. Mr. Hyatt joined Spark Capital, a venture capital firm, in February 2012 and currently serves as a General Partner. He has served on the boards of several privately-held companies. From August 2010 to February 2012, Mr. Hyatt served as the General Manager of Zynga Inc., a social game developer. Prior to this, from March 2007 to August 2010, Mr. Hyatt served as the Chief Executive Officer of Conduit Labs, an early social gaming company he co-founded that was acquired by Zynga. Mr. Hyatt studied Computer Science at Purdue University and holds a B.A. in Design from the Maryland Institute College of Art.

Mr. Hyatt brings to the Board his operational experience in the technology industry and extensive knowledge of high-growth companies.

Prashant (Sean) Aggarwal

Prashant (Sean) Aggarwal has served as one of Sonder’s directors since October 2022. Since February 2022, Mr. Aggarwal has served as Co-Founder and Chairman of Borderless AI, an artificial intelligence-powered human resource management platform. Since March 2016, Mr. Aggarwal has served as the Chief Executive Officer of Soar Capital, LLC, where he focuses on investments in early-stage technology companies. Previously, Mr. Aggarwal served as the Chief Financial Officer at Trulia, Inc., an online real estate company. Prior to Trulia, Mr. Aggarwal served as the Vice President of Finance at PayPal, Inc., an online payments company and at eBay Inc. in various finance roles including as Vice President of Finance. Prior to eBay Inc., Mr. Aggarwal served as Director of Finance at Amazon.com, Inc, an e-commerce company. Mr. Aggarwal started his career in investment banking with Merrill Lynch, Pierce, Fenner & Smith Incorporated, a financial services company. Mr. Aggarwal also serves as a member of the board of directors of Arlo Technologies, a home security company, and Lyft, Inc., a transportation company. In addition, in the past five years, he served on the board of directors of Yatra Online, Inc., an online travel company. Mr. Aggarwal holds a Master of Management from Northwestern University, Kellogg School of Management.

Mr. Aggarwal brings to the Board his significant operational experience as an executive with technology companies, and his deep understanding of finance, financial reporting, strategy, operations and risk management.

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Michelle Frymire

Michelle Frymire has served as one of Sonder’s directors since September 2022. Ms. Frymire most recently served as Chief Executive Officer of CWT (formerly Carlson Wagonlit Travel), a travel management platform, from May 2021 to May 2022. Ms. Frymire was responsible for leading the company through and beyond the impact of the pandemic, driving the company’s global strategy and overseeing significant investment in the company’s product and technology platforms. As a travel management platform, CWT was heavily impacted by the COVID-19 pandemic and with the support of nearly all of its debtholders the company filed a pre-packaged Chapter 11 bankruptcy on November 11, 2021 in the U.S. Bankruptcy Court for the Southern District of Texas. CWT’s plan of reorganization was approved by the Bankruptcy Court the following day, on November 12, 2021, and CWT was able to exit Chapter 11 on November 19, 2021. Previous to serving as the CEO, Ms. Frymire was President and CFO and was responsible for driving global business strategy and transformation by building an integrated and collaborative approach to business support and change across CWT. She oversaw the accounting and finance, procurement, real estate, enterprise strategy and planning, human resources and technology functions globally for CWT. Prior to joining CWT in January 2019, Ms. Frymire was Chief Financial Officer for U.S. Risk Insurance Group, LLC, a privately owned specialty lines underwriting manager and wholesale broker, from 2017 to 2019. From 2015 to 2017 she served as Chief Financial Officer for Service King Collision Repair Centers. From 2009 to 2015 she served in a variety of roles for The Service Master Companies, Inc., most recently as Vice President, Corporate FP&A and Strategy. From 2009 to 2013, Ms. Frymire was Chief Financial Officer for TruGreen and from 2005 to 2009, Ms. Frymire was Chief Financial Officer, Vacation Ownership for Starwood Hotels & Resorts Worldwide, Inc. From 1998 to 2005, Ms. Frymire served in a variety of roles for Delta Air Lines, Inc., including Vice President of Finance for Marketing, International, Network and Technology. Prior to this, Ms. Frymire was the Managing Director, Financial Planning, Analysis and Systems for Continental Airlines from 1994 to 1998. Lastly, from 1991 to 1994, Ms. Frymire was Senior Financial Analyst, FP&A with American Airlines Group, Inc. Ms. Frymire serves as a member of the audit committee of Six Flags Entertainment Corporation (NYSE: FUN), an owner and operator of amusement parks, water parks and hotels located in the U.S. and Canada. Ms. Frymire also serves as a director on the board of directors of NCR Atleos (NYSE: NATL), a provider of ATMs and ATM servicing, where she is the chair of the audit committee and a member of the compensation committee. Ms. Frymire previously served on the board of directors and as a member of the audit and nominating & governance committees of Spirit Realty Capital, Inc. (NYSE: SRC), a real estate investment trust, until January 2024 when Spirit Realty Capital, Inc. was acquired. Ms. Frymire received a B.A. in Economics from Austin College and an M.B.A. from the University of Texas at Austin McCombs School of Business.

Ms. Frymire brings to the Board her extensive experience in finance and financial expertise, knowledge and experience in internal and external risk oversight, and executive leadership and management experience in the travel industry.

Simon Turner

Simon Turner has served as one of Sonder’s directors since October 2023. Mr. Turner has over 35 years of experience in the hospitality and real estate sectors, having held senior executive roles and board seats in both public and private enterprises. In 2017, he formed Alpha Lodging Partners to make selective investments, and to provide strategic and transactional advisory services to hospitality sector companies and investors. From 2008 to 2016, he served as President, Global Development of Starwood Hotels & Resorts Worldwide, where he was responsible for all global development and real estate transactional activities. Prior to that, he served as a Principal of Hotel Capital Advisers, Inc., a hotel investment advisory firm overseeing Four Seasons and Fairmont brand and property investments in North America and Europe. Mr. Turner previously served as an independent director of ESH Hospitality, Inc., FRHI Hotels & Resorts, Four Seasons Hotels Limited, ClubCorp Holdings, Watermark Lodging Trust, and Steigenberger Hotels. He currently serves as a director of Goldman Sachs Real Estate Income Trust, Goldman Sachs Real Estate Finance Trust, Purchase Senior Learning Community and Collective Retreats. Mr. Turner received a B.S. in Hotel Administration from Cornell University.

Mr. Turner brings to the Board his extensive experience as an executive and board member in the hospitality and real estate sectors.

Vote Required and Recommendation of Board

Directors are elected by a plurality vote of the voting power of the shares outstanding on the Record Date and entitled to vote on the matter, which means that the three director nominees with the greatest number of votes cast, even if less than a majority, will be elected to the Board. There is no cumulative voting. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NOMINEE FOR DIRECTOR.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

This section sets forth certain information regarding the Board and its committees and describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Business Conduct and Ethics, described below, can be found in the Investors section of our website at investors.sonder.com under “Corporate Governance—Documents & Charters—Governance Documents.” Alternatively, you can request a copy of any of these documents free of charge by writing to: Sonder Holdings Inc., 447 Sutter Street, Suite 405 #542, San Francisco, CA 94108, Attn: Secretary. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

Board Composition

Our Board currently consists of nine members, including one vacancy. In accordance with our Certificate of Incorporation and our Bylaws, the Board is divided into three classes with staggered terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of their election and qualification until the third annual meeting following election, or their earlier death, resignation or removal. The authorized number of directors may be changed by resolution of the Board. Our directors are divided among the three classes as follows:

•	Class I directors consist of Francis Davidson, Nabeel Hyatt and Prashant (Sean) Aggarwal, whose terms expire at the 2025 annual meeting of stockholders;
•	Class II directors consist of Michelle Frymire and Simon Turner, whose terms expire at the 2026 annual meeting of stockholders; and
•	Class III directors consist of Janice Sears, Frits Dirk van Paasschen, and Sanjay Banker, whose terms expire at the Annual Meeting.

Following Tom Buoy’s resignation from the Board, effective December 11, 2023, there is currently one vacancy in Class II. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation or removal.

Board Diversity

The Governance Committee identifies, reviews and makes recommendations of candidates to serve on the Board, and considers director qualifications that include, without limitation, diversity factors such as professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

Our directors represent a wide variety of skills and backgrounds. The below Board Diversity Matrix reports self-identified diversity statistics for the Board in the format required by rules of the Nasdaq Stock Market LLC (“Nasdaq”).

Board Diversity Matrix (as of November 1, 2024)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
Asian	—	2
Hispanic or Latinx	—	—
White	2	4

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board has affirmatively determined that all of the director nominees and continuing directors, other than Messrs. Banker and Davidson due to their status as former and current employees of the Company, respectively, have no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent directors within the meaning of the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the “Independent Directors”).

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All members of the Audit Committee of the Board (the “Audit Committee”), the Governance Committee and the Compensation Committee of the Board (the “Compensation Committee”) are Independent Directors.

FAMILY RELATIONSHIPS

There are no family relationships between any director and any of our executive officers.

BOARD LEADERSHIP STRUCTURE

Mr. Davidson currently serves as both the chairperson of the Board and as our Chief Executive Officer. As our co-founder, Mr. Davidson is best positioned to identify strategic priorities, lead critical discussion, and execute our business plans.

Pursuant to the Company’s Corporate Governance Guidelines, if the Board does not have an independent Chairperson, the Board may appoint a lead independent director (the “Lead Independent Director”) who, if appointed, will have the responsibilities set forth in the Statement of Responsibilities for Lead Independent Director, as approved by the Board from time to time. In December 2023, the Board appointed Janice Sears to serve as Lead Independent Director, succeeding Mr. van Paasschen, who remains a member of the Board. As Lead Independent Director, Ms. Sears:

•	schedules and prepares agendas for meetings of the Independent Directors;
•	communicates with the Chief Executive Officer;
•	disseminates information to the rest of the Board and raises issues with management on behalf of the Independent Directors when appropriate;
•	supports and advises the Chairperson with respect to certain operational responsibilities, and serves as liaison between the Chairperson and the Independent Directors;
•	presides at all Board meetings at which the Chairperson is not present, including executive sessions of the Independent Directors;
•	advises the Chairperson as to an appropriate schedule of Board meetings and provides input with respect to the agendas for meetings of the Board and its committees;
•	calls and presides at executive sessions of the Independent Directors and communicates feedback from such executive sessions to management and/or the Chairperson;
•	advises the Chairperson with respect to the quality, quantity and timeliness of the flow of information from Company management to the Independent Directors as is necessary or appropriate for the Independent Directors to effectively and responsibly perform their duties;
•	advises the Chairperson on the retention of advisors and consultants who report directly to the Board;
•	consults and communicates with significant stockholders;
•	with the Chairperson, coordinates the assessment of Board committee structure, organization, and charters, and evaluates the need for any changes;
•	receives messages from and facilitates communications with major stockholders wishing to communicate directly with the non-management directors;
•	participates in Board candidate interviews, as appropriate;

•	facilitates discussions among the Independent Directors on key issues and concerns outside of Board meetings; and
•	has such other duties as the Board may delegate from time to time to assist the Board in meeting its responsibilities.

Pursuant to our Corporate Governance Guidelines, the non-employee directors periodically hold executive sessions in which Company management does not participate. If the non-employee directors include directors who are not independent directors, the independent directors will also meet periodically in executive sessions without Company management present.

The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate.

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ROLE OF THE BOARD IN RISK OVERSIGHT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while one of the Board’s key functions is informed oversight of the Company’s risk management process.

The Board believes that its current leadership structure facilitates its risk oversight responsibilities. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the various standing Board committees that address risks inherent in their respective areas of oversight. For example, the Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. The Board believes the majority-independent Board and independent Board committees provide a well-functioning and effective balance to an experienced Chairperson. The Audit Committee oversees the Company’s accounting and financial reporting processes, including our systems of disclosure controls and procedures and internal control over financial reporting, the performance of our internal audit function, and financial statement audits, monitors compliance with legal and regulatory requirements, and reviews the Company’s policies and practices with respect to risk assessment and risk management. The Governance Committee monitors the effectiveness of, and oversees compliance with, our corporate governance guidelines and policies and assesses the overall operation and functioning of the Board and its committees. The Compensation Committee assesses and monitors whether any of our compensation programs, policies and practices has the potential to encourage excessive risk-taking.

CORPORATE RESPONSIBILITY & SUSTAINABILITY

We understand the importance of responsible business practices, including attention to environmental, social and governance (“ESG”) matters, across the organization. Our ESG goal is to foster the social, environmental, and economic well-being of the communities we call home. Initial efforts include, among others, the publication of core corporate social responsibility policies, such as a Supplier Code of Conduct, Diversity, Equity, and Inclusion (“DEI”) Statement, Modern Slavery Act Statement, and Zero Tolerance policy reflected in the “house rules” applicable to guest stays. We have also implemented a policy granting time-off to permit employees to engage in local U.S. elections, and a Volunteer Time Off Policy to facilitate employee volunteering. Other initiatives of ours focus on sustainability, such as energy, water and the elimination of single-use plastics at Sonder properties.

MEETINGS OF THE BOARD OF DIRECTORS

During the year ended December 31, 2023, the Board held seven meetings. Each of our current members of the Board attended 75% or more of the aggregate meetings of the Board and the committees on which they served held during the period in 2023 for which they were a director.

As required under applicable Nasdaq listing standards, our Independent Directors periodically meet in executive session at which only they are present.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING

The Company does not maintain a formal policy regarding director attendance at the Annual Meeting; however, directors are encouraged to attend our annual meetings of stockholders, and it is expected that directors will attend the Annual Meeting. Seven of our eight then-current Board members at the time of the 2023 annual meeting of stockholders attended such meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee.

Each of the committees has authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties. The Board has determined that each member of the Audit Committee, the Compensation Committee, and the Governance Committee (i) meets the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding “independence” and (ii) is free of any relationship that would impair their individual exercise of independent judgment with regard to our Company in carrying out the responsibilities of a director.

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The composition and responsibilities of each committee is described below.

Audit Committee

The Audit Committee was established by the Board to assist the Board in its oversight of:

•	the quality and integrity of the Company’s accounting and financial reporting processes and internal controls;
•	the Company’s financial statement audits and the integrity of the Company’s financial statements;
•	the Company’s compliance with laws applicable to the financial statement and accounting and financial reporting processes;
•	the Company’s compliance with ethical standards adopted by the Company;
•	the Company’s systems of disclosure controls and procedures;
•	the implementation and performance of the Company’s internal audit function;
•	disclosures related to ESG matters; and
•	the Company’s enterprise-wide risk assessment, focusing on material risks.

The Audit Committee also assists the Board in its oversight of the qualification, independence and performance of our independent registered public accounting firm and recommends to the Board the appointment of our independent registered public accounting firm and approval of audit and non-audit services provided by our independent registered public accounting firm. In addition, the Company’s Internal Audit function, together with the Audit Committee, has developed and maintains an enterprise risk management platform.

The Audit Committee currently consists of three directors: Mses. Sears (Chair) and Frymire and Mr. van Paasschen. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that all members of the Audit Committee are “independent” and comply with all financial literacy requirements of Nasdaq. The Board has determined that Ms. Sears qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making that determination, the Board relied on the past business experience of Ms. Sears, as described above under the heading “Nominees for Director, Continuing Directors, and Persons Chosen to Become Director”.

The Audit Committee met six times in 2023.

The Audit Committee is governed by a written charter, a copy of which is available on the Investor Relations section of our website at investors.sonder.com under “Corporate Governance—Documents & Charters—Committee Charters”. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually and recommends any proposed changes to the Board for its consideration.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, the Audit Committee met and held discussions with management and Deloitte, the Company’s independent registered public accounting firm for the year ended December 31, 2023. Management has represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2023 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with Deloitte. In addition, the Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte the independence of Deloitte from the Company and its management. The Audit Committee has also concluded that the provision by Deloitte of non-audit services to the Company in fiscal year 2023 was compatible with Deloitte’s independence. Based on the foregoing, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of the Company be included in the 2023 Annual Report for filing with the SEC. The Audit Committee and the Board have also approved the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

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The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C, except to the extent provided in Item 407 of Regulation S-K promulgated under the Securities Act (“Regulation S-K”), or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Janice Sears, Chair

Michelle Frymire

Frits Dirk van Paasschen

Compensation Committee

The Compensation Committee was established by the Board to:

•	oversee and approve the Company’s compensation policies, plans, benefits programs, and overall compensation philosophy;
•	assist the Board in discharging its responsibilities relating to overseeing compensation of the Company’s CEO and other executive officers, and evaluating and recommending the Company’s executive officer compensation plans, policies and programs; and
•	administer the Company’s incentive and equity compensation plans.

The Compensation Committee currently consists of three directors: Messrs. Turner (Chair) and Aggarwal and Ms. Sears. The Board has determined that all members of our Compensation Committee meet the independence requirements applicable to directors and compensation committee members under SEC rules and Nasdaq listing standards.

The Compensation Committee met seven times in 2023.

The Compensation Committee is governed by a written charter, a copy of which is available in the Investor Relations section of our website at investors.sonder.com under “Corporate Governance—Documents & Charters—Committee Charters”. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Committee is authorized to retain or obtain the advice of compensation consultants, independent legal counsel and other advisors; provided, that prior to selecting and receiving advice from any such advisors the Compensation Committee shall take into consideration the independence factors set forth in the applicable rules of the SEC and Nasdaq.

As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.

Compensation Committee Processes and Procedures

The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under the charter. The Chair of the Compensation Committee is responsible for setting the agendas for the Compensation Committee meetings and reporting regularly to the Board regarding the Compensation Committee’s activities. Our Chief Executive Officer, our President and Chief Financial Officer, and our General Counsel and Secretary, in addition to the Compensation Committee’s compensation consultant, may attend portions of Compensation Committee meetings for the purpose of providing analysis and information to assist the Compensation Committee on various compensation matters.

Starting in January 2021, Legacy Sonder engaged Compensia, Inc. (Compensia) as its compensation consultant. Following the Business Combination, Compensia reports directly to the Compensation Committee. For 2023, Compensia advised the Compensation Committee on the Company’s executive compensation program and Chief Executive Officer compensation for the year ended December 31, 2023. Compensia does not provide any services to the Company other than the services provided to the Compensation Committee.

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The Compensation Committee reviews its compensation consultant’s independence annually. In September 2024, the Compensation Committee, taking into account the various factors prescribed by Nasdaq regarding the independence of compensation consultants, reaffirmed the independence of Compensia as a compensation advisor.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2023, we believe that no other reports were required and that all required reports were timely filed.

Equity Compensation Plan Information

In connection with the Business Combination, our stockholders approved the 2021 Management Equity Incentive Plan, the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan. We also assumed all outstanding awards under the Legacy Sonder 2019 Equity Incentive Plan (as amended from time to time) (the “Legacy 2019 Equity Incentive Plan”) and the Legacy Sonder Stock Option Plan dated February 25, 2015 (as amended and restated from time to time) (the “Legacy Stock Option Plan”), each of which had been previously approved by the stockholders of Legacy Sonder. Additionally, in January 2023, the Board adopted the 2023 Inducement Equity Incentive Plan, which was amended in August 2023 (the “2023 Inducement Plan”), to provide for inducement grants to new hires or re-hires as material inducements to their acceptance of employment with the Company which grants are intended to comply the exemption provided by Nasdaq Listing Rule 5635(c)(4).

The following table summarizes our equity compensation plan information as of December 31, 2023 (as adjusted for the 1-for-20 reverse split of our common stock effected on September 20, 2023 (the “Reverse Stock Split”)).

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options(3)	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(4)(5)
Equity compensation plans approved by stockholders(1)	3,254,384	$27.32	1,080,246
Equity compensation plans not approved by stockholders(2)	358,200	$12.02	141,800

(1)	Includes options to purchase 304,908 shares of common stock outstanding under the Legacy Stock Option Plan, options to purchase 51,782 shares of common stock and 587 unvested restricted stock units (“RSUs”) outstanding under the Legacy 2019 Equity Incentive Plan, and options to purchase 2,330,201 shares of common stock and 358,582 unvested RSUs outstanding under the 2021 Equity Incentive Plan. This number also includes a maximum of 567,493 shares of common stock issuable pursuant to outstanding performance share awards under the 2021 Management Equity Incentive Plan.
(2)	Reflects options to purchase shares of common stock outstanding under the 2023 Inducement Plan.
(3)	Does not reflect shares of common stock underlying outstanding unvested RSUs or performance share awards included in column (a) because these units and awards have no exercise price.
(4)	Includes 569,715 shares of common stock available for future issuance under the 2021 Equity Incentive Plan, 157,507 shares of common stock available for future issuance under the 2021 Management Equity Incentive Plan and 353,024 shares of common stock available for future issuance under the 2021 Employee Stock Purchase Plan.

(5)	The number of shares of common stock available for issuance under the 2021 Equity Incentive Plan increases automatically on the first day of each fiscal year of the Company beginning with the 2022 fiscal year and ending with the 2031 fiscal year, in an amount equal to the lesser of (i) 1,641,007 shares, (ii) 12.5% of the total number of shares of common stock outstanding as of immediately following the consummation of the Business Combination, (iii) 5% of the number of outstanding shares of common stock on the last day of the immediately preceding fiscal year and (iv) such number of shares determined by the Board or the Compensation Committee. The number of shares available for issuance under the 2021 Employee Stock Purchase Plan increases automatically on the first day of each fiscal year of the Company beginning with the 2022 fiscal year and ending with the 2041 fiscal year, in an amount equal to the lesser of (i) 328,201 shares, (ii) 2.5% of the total number of shares of common stock outstanding immediately following the consummation of the Business Combination, (iii) 1% of the number of outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iv) such number of shares determined by the Board or the Compensation Committee.

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Governance Committee

The Governance Committee is generally responsible for exercising oversight with respect to matters relating to the composition and membership of the Board, the Board’s governance responsibilities and corporate social responsibility and sustainability. To that end, the Governance Committee is responsible for, without limitation:

•	advising the Board on the appropriate composition of the Board and its committees, consistent with criteria approved by the Board;

•	reviewing the qualifications of, and recommending to the Board, proposed nominees for election to the Board and its committees, consistent with criteria approved by the Board;

•	developing, evaluating and recommending to the Board corporate governance practices applicable to the Company; and

•	facilitating the annual performance review of the Board and its committees.

A detailed discussion of the Governance Committee’s procedures for recommending candidates for election as a director appears below under the section entitled “Considerations in Evaluating Director Nominees.”

The Governance Committee currently consists of three directors: Ms. Frymire (Chair) and Messrs. Aggarwal and Hyatt. The Board has determined that all members of our Governance Committee meet the independence requirements applicable to directors under SEC rules and Nasdaq listing standards.

The Governance Committee met four times in 2023.

The Governance Committee is governed by a written charter, a copy of which is available in the Investor Relations section of our website at investors.sonder.com under “Corporate Governance—Documents & Charters—Committee Charters”. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

As required by its charter, the Governance Committee conducts a self-evaluation at least annually. The Governance Committee also periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval.

Considerations in Evaluating Director Nominees

In connection with nominating directors for election at the Annual Meeting and periodically throughout the year, the Governance Committee considers the composition of the Board and each Board committee to evaluate its effectiveness and to ensure that the Board has the requisite combined expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. The Governance Committee makes recommendations to the Board with the respect to these assessments as it deems appropriate.

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The Governance Committee considers the following when considering nominees for director:

•	the current size, organization and governance of the Board and its committees to ensure that the Board has the requisite combined expertise and its membership consists of persons with sufficiently diverse and independent backgrounds;
•	a director nominee’s character, professional ethics and integrity, judgment, and business acumen, as well as their ability to exercise sound business judgment;
•	a director nominee’s business and professional activities, proven achievement and competence in their field, tenure on the Board and skills that are complementary to the Board;
•	a director nominee’s understanding of the Company’s business and the responsibilities that are required of a member of the Board;
•	a director nominee’s other time commitments;
•	a director nominee’s diversity with respect to professional background, education, race, ethnicity, gender, age and geography, absence of conflicts of interest, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board; and
•	other factors that the Governance Committee may consider appropriate, including but not limited to any applicable regulatory or stock exchange requirements relating to Board composition.

The Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:

•	the highest personal and professional ethics and integrity;
•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•	skills that are complementary to those of the existing Board;
•	the ability to assist and support management and make significant contributions to the Company’s success; and
•	an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Although the Governance Committee does not have a formal policy respecting diversity on the Board, the Governance Committee is sensitive to the importance of nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board and takes into account legal and regulatory requirements governing Board diversity.

Once the Governance Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Governance Committee, the Board or management. This flexibility allows the Governance Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The Governance Committee may consider candidates recommended by management, by other members of the Governance Committee, by the Board, by stockholders (see below under the section entitled “Stockholder Recommendations for Nominations to the Board of Directors”), or it may engage a third party to conduct a search for possible candidates based on criteria specified by the Governance Committee. The Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Governance Committee from other sources.

Once candidates are identified, the Governance Committee conducts an evaluation of qualified candidates. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the Governance Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.

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If the Governance Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the Board may in turn conduct its own review to the extent it deems appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board, as appropriate.

From time to time, the Company engages the services of Korn Ferry to identify or evaluate or assist in identifying or evaluating suitable director candidates, with a particular focus on recruiting diverse candidates to the Board.

Stockholder Recommendations for Nominations to the Board of Directors

In order for a stockholder to have a candidate considered by the Governance Committee, a stockholder should submit a written recommendation that includes:

•	as to each person whom the stockholder proposes to nominate for election or reelection as director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company; and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner; (2) for each class or series, if any, the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner; (3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination; (4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities; (5) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; (6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination; and (7) any other information relating to such stockholder, beneficial owner, if any, or director nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee pursuant to Section 14 of the Exchange Act.

Stockholder recommendations should be addressed to the Governance Committee in care of our Secretary at the address set forth below under the section entitled “Stockholder Communications with the Board of Directors.”

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach practices have included or may include investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report to stockholders, SEC filings, news releases, and our website. Our conference calls in connection with quarterly earnings releases are open to the public in real time and available as archived webcasts on our website for a period of time.

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The Board has adopted policies and procedures for stockholders to send communications to the Board or any director(s), including the Lead Independent Director. These policies and procedures are administered by the Governance Committee.

If a stockholder wishes to communicate directly with our non-management directors, messages can be sent to the Company’s corporate Secretary at Sonder Holdings Inc., 447 Sutter Street, Suite 405 #542, San Francisco, CA 94108, Attn: Secretary, or by email to legal@sonder.com. The Company’s Secretary reviews all incoming stockholder communications and, where appropriate, routes such communications to the appropriate director(s) or, if none is specified, to the Chairperson of the Board or Lead Independent Director.

The Company’s Secretary exercise their judgment in determining whether a response to any stockholder communication is necessary. The Secretary reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company, are part of mass mailings, contain individual product complaints or inquiries, or consist of job inquiries, business solicitations and patently offensive or otherwise inappropriate material.

The Company’s acceptance and forwarding of a communication to the Board, or any member or members of the Board, does not imply that the directors owe or assume any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by law.

These policies and procedures do not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) director nominations, pursuant to Rule 14a-11 of the Exchange Act (and related communications).

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Business Conduct and Ethics that applies to all employees and directors, including our principal executive officer, principal financial officer, principal accounting officer, other executive officers, and other senior financial personnel. A copy of our Code of Business Conduct and Ethics is available in the Investor Relations section of our website at investors.sonder.com under “Corporate Governance—Document & Charters—Governance Documents.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement. If we make any substantive amendment to a provision of our Code of Business Conduct and Ethics that applies to, or grant any waiver from a provision of our Code of Business Conduct and Ethics to, our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will promptly disclose the date and nature of the amendment or waiver (including the name of the person to whom the waiver was granted) on our website in accordance with the requirements of Item 5.05 of Form 8-K.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Company believes that stock ownership by executives and non-employee directors aligns their interests with the interests of the Company’s stockholders. The Company’s Corporate Governance Guidelines authorize the Governance Committee to prepare and maintain appropriate guidelines to fulfill this objective.

At this time the Governance Committee does not impose formal stock ownership guidelines for the Company’s directors and executive officers. The Board believes its annual review of each executive officer’s compensation and stock ownership levels and equity incentive programs are sufficient to ensure that executives maintain a meaningful economic stake in the Company. The Governance Committee believes that outstanding stock options, as well as recent equity grants, align the interests of our executive officers appropriately with the interests of our stockholders.

ANTI-HEDGING AND ANTI-PLEDGING POLICY AND INSIDER TRADING POLICY

We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations.

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We believe it is improper and inappropriate for any person associated with Sonder to engage in short-term or speculative transactions involving the Company’s securities. Our Insider Trading Policy prohibits directors, officers and employees of the Company from (a) engaging in short sales involving the Company’s securities, and (b) directly or indirectly, (i) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities (other than stock options, RSUs and other compensatory awards issued to them by the Company) or (ii) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities either granted to them by the Company as part of their compensation or held, directly or indirectly, by them.

COMPENSATION RECOVERY POLICY

We believe that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and reinforces the Company’s pay-for-performance compensation philosophy. In accordance with the SEC’s and Nasdaq’s new rules requiring a clawback policy, we have therefore adopted a compensation recovery policy, which has been filed as an exhibit to our 2023 Annual Report. The compensation recovery policy provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws and describes certain remedies available to the Board to address executive officers who have engaged in fraudulent or other intentional misconduct. Our compensation recovery policy applies to any compensation paid to executive officers that is granted, earned, or vested based wholly or in part upon attainment of a financial reporting measure.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of Sonder. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs.

Directors who are employees of the Company do not receive additional compensation for their service as directors. The Board has adopted a compensation policy that governs the cash and equity compensation for our non-employee directors, which was amended in September 2023 and May 2024 as described below (as amended from time to time, the “Outside Director Compensation Policy”). The Outside Director Compensation Policy was developed with input from an independent compensation consultant regarding practices and compensation levels at comparable companies. It is designed to attract, retain, and reward non-employee directors. Under the Outside Director Compensation Policy, each of our non-employee directors receives the cash and equity compensation for services described below. We will also continue to reimburse our non-employee directors for reasonable, customary, and documented travel expenses to Board or committee meetings.

The Outside Director Compensation Policy provides for a maximum annual limit of $750,000 of aggregate compensation (cash retainers and fees and equity awards) that may be paid, issued or granted to a non-employee director in any fiscal year, and this limit is increased to $1,000,000 in an individual’s first year of service as a non-employee director. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”)). Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), does not count towards such limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

In September 2023, the Board reduced the grant date fair value of the Initial Award (as defined below) under the Outside Director Compensation Policy from $320,000 to $160,000. In May 2024, the Board increased the annual cash retainer payable to the Lead Independent Director under the Outside Director Compensation Policy from $15,000 to $35,000.

Cash Compensation

Our non-employee directors are entitled to receive the following in cash compensation for their services under the Outside Director Compensation Policy:

•	$35,000 per year for service as a board member;
•	$35,000 per year for service as a lead independent director ($15,000 per year prior to May 2024);

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•	$20,000 per year for service as chair of the Audit Committee;
•	$10,000 per year for service as a member of the Audit Committee;
•	$12,000 per year for service as chair of the Compensation Committee;

•	$6,000 per year for service as a member of the Compensation Committee;
•	$8,000 per year for service as chair of the Governance Committee; and
•	$4,000 per year for service as a member of the Governance Committee.

Under the Outside Director Compensation Policy, each non-employee director who serves as the chair of a committee is entitled to receive only the annual cash fee as the chair of the committee, and not the annual cash fee as a member of the committee, provided that each non-employee director who serves as the lead independent director is entitled to receive the annual cash fee for service as a board member and the additional annual cash fee for service as the lead independent director. All cash payments to non-employee directors are paid by us quarterly in arrears on a pro-rated basis.

Equity Compensation

Initial Award

Pursuant to the Outside Director Compensation Policy, each non-employee director receives, on the first trading date on or after the date on which such person is or was first elected as a non-employee director (the “Initial Start Date”), an initial award of RSUs (the “Initial Award”) covering a number of shares of our common stock having a grant date fair value (determined in accordance with GAAP) equal to $160,000 (or $320,000 for non-employee directors who were appointed or elected prior to September 28, 2023); provided that any resulting fraction of a share will be rounded down to the nearest whole share. Initial Awards vest as follows: one-third of the shares subject to the Initial Award vest annually following the Initial Start Date on the same day of the month as the Initial Start Date (or, if there is no corresponding day in a particular month, then the last day of that month), in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date. An employee-director does not become entitled to receive an Initial Award if such director ceases to be an employee, but remains on the Board as a non-employee director.

Annual Award

Each non-employee director, other than the excluded directors, automatically receives, on the date of each annual meeting of our stockholders, an annual award of RSUs (an “Annual Award”) covering a number of shares of our common stock having a grant date fair value (determined in accordance with GAAP) of $160,000; provided that the first Annual Award granted to an individual following his or her initial election to the Board as a non-employee director will have a grant date fair value equal to the product of (A) $160,000 multiplied by (B) a fraction, (i) the numerator of which is equal to the number of fully completed days between the non-employee director’s Initial Start Date and the date of the first annual meeting of our stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 365; and provided further that any resulting fraction will be rounded down to the nearest whole share. Each Annual Award will be scheduled to vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting of our stockholders following the grant date, in each case, subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.

In the event of a “change in control” (as defined in the 2021 Equity Incentive Plan), each non-employee director will fully vest in their outstanding company equity awards issued under the Outside Director Compensation Policy, including any Initial Award or Annual Award, immediately prior to the consummation of the change in control, provided that the non-employee director continues to be a non-employee director through such date.

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2023 Director Compensation Table

The following table lists actual compensation paid to each of our non-employee directors for the year ended December 31, 2023. Mr. Davidson, our CEO, does not receive additional compensation for his service as a director. All compensation paid to Mr. Davidson is reported in the “Summary Compensation Table” appearing later in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Nabeel Hyatt	$39,000	$159,967	—	$198,967
Frits Dirk van Paasschen(4)	72,000	159,967	—	231,967
Janice Sears	61,000	159,967	—	220,967
Gilda Perez-Alvarado(5)	29,250	159,967	—	189,217
Michelle Frymire	53,000	133,308	—	186,308
Prashant (Sean) Aggarwal	45,000	119,979	—	164,979
Sanjay Banker(6)	35,000	399,966	509,367	944,333
Simon Turner(7)	10,250	218,567	—	228,817
Tom Buoy(8)	7,207	218,567	—	225,774

(1)	Includes annual retainer, committee and chair fees and the lead independent director fee paid to our non-employee directors under the Outside Director Compensation Policy. Director fees are generally paid quarterly in arrears. Accordingly, director fees earned in the fourth quarter of 2022 were paid in early 2023.
(2)	Amounts shown in this column represent the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the following grants of time-based RSUs granted to our non-employee directors under the Outside Director Compensation Policy: (i) for Mr. van Paasschen and Ms. Sears, an annual director grant of 12,517 RSUs on June 7, 2023; (ii) for Mr. Hyatt, an annual director grant of 12,517 RSUs on June 7, 2023, which units were forfeited on April 23, 2024; (iii) for Ms. Frymire and Mr. Aggarwal, a prorated annual director grant of 10,431 and 9,388 RSUs on June 7, 2023, respectively; (iv) for Mr. Banker, an initial director grant of 12,598 RSUs on January 3, 2023 and a prorated annual director grant of 6,258 RSUs on June 7, 2023; (v) for Mr. Turner, an initial director grant of 26,622 RSUs on October 1, 2023; (vi) for Ms. Perez-Alvarado, an annual director grant of 12,517 RSUs on June 7, 2023, which units were forfeited in September 2023 upon her resignation from the Board; and (vii) for Mr. Buoy, an initial director grant of 26,622 RSUs on October 1, 2023, which were forfeited in December 2023 upon his resignation from the Board. For further information, see the section above titled “Director Compensation — Equity Compensation”. For a summary of the assumptions used in the valuation of these awards, please see Note 11. Equity Incentive Plans and Stock-Based Compensation to our audited consolidated financial statements included in our 2023 Annual Report, which was filed with the SEC on September 27, 2024.

(3)	Each current non-employee director had the following number of stock awards and/or options outstanding as of December 31, 2023:

Name	Unvested RSUs	Outstanding Option Awards
Nabeel Hyatt	12,517	—
Frits Dirk van Paasschen	12,517	10,424
Janice Sears	13,104	—
Michelle Frymire	15,193	—
Prashant (Sean) Aggarwal	15,031	—
Sanjay Banker	18,856	182,266
Simon Turner	26,622	—

(4)	Mr. van Paasschen resigned as lead independent director and Ms. Sears was appointed as the new lead independent director on December 8, 2023.
(5)	Ms. Perez-Alvarado resigned from the Board effective September 30, 2023. Ms. Perez-Alvarado forfeited her annual director grant of 12,517 RSUs upon her resignation from the Board.
(6)	Mr. Banker served as the Company’s President and Chief Financial Officer until December 31, 2022 and joined the Board effective January 1, 2023. Amount reflected consists of: (i) $473,680 paid to Mr. Banker in 2023 pursuant to an agreement by and between Mr. Banker and an U.S. subsidiary of the Company, dated October 15, 2022, in connection with his transition from the Company’s President and Chief Financial Officer to a member of the Board and a Senior Advisor;(ii) a $21,133.80 lump sum COBRA payment; and (iii) a $14,553 lump sum tax gross up in connection with the COBRA payment.
(7)	Mr. Turner was elected as non-employee director on October 1, 2023.
(8)	Mr. Buoy was elected as non-employee director on October 1, 2023 and resigned from the Board effective December 11, 2023 in connection with his appointment as our Chief Commercial Officer.

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PROPOSAL NO. 2: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE

AUTHORIZED SHARES OF CAPITAL STOCK

Our stockholders are being asked to approve an amendment of our Certificate of Incorporation to increase the number of the Company’s authorized shares of capital stock, including shares of common stock. On October 25, 2024, the Board approved an amendment of the Certificate of Incorporation to increase the number of the Company’s authorized shares of capital stock from 401,809,144 shares to 409,309,144 shares, including (a) (i) 157,309,144 shares of common stock and (ii) 2,000,000 shares of special voting common stock, and (b) 250,000,000 shares of preferred stock (the “Share Increase”).

Form of the Share Increase Amendment

The proposed amendment (the “Share Increase Amendment”) would amend the first paragraph of Article IV of the Certificate of Incorporation to read in its entirety as follows:

“The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 409,309,144 shares, consisting of (a) 159,309,144 shares of General Common Stock (the “General Common Stock”), including (i) 157,309,144 shares of Common Stock (the “Common Stock”), and (ii) 2,000,000 shares of Special Voting Common Stock (the “Special Voting Common Stock”), and (b) 250,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

The summary above is qualified in its entirety by the complete text of the Share Increase Amendment, the form of which is attached hereto as Appendix A and incorporated herein by reference.

Background and Reasons for the Share Increase

The Certificate of Incorporation currently authorizes the issuance of up to 401,809,144 shares of capital stock, consisting of (a) (i) 149,809,144 shares of common stock and (ii) 2,000,000 shares of special voting common stock and (b) 250,000,000 shares of preferred stock. As of the close of business on the Record Date, there were 11,585,625 shares of common stock issued and outstanding, excluding the following as of such date: (a) up to an aggregate of 746,280 shares of common stock issuable upon exercise of our outstanding common stock purchase warrants; (b) 1,912,472 shares of common stock reserved for future issuance under the 2021 Employee Stock Purchase Plan, 2021 Equity Incentive Plan, 2021 Management Equity Incentive Plan and 2023 Inducement Equity Incentive Plan; (c) an aggregate of 774,358 shares of common stock issuable upon vesting of RSUs that were issued pursuant to the 2021 Employee Stock Purchase Plan, 2021 Equity Incentive Plan, 2021 Management Equity Incentive Plan and 2023 Inducement Equity Incentive Plan; (d) an aggregate of 2,323,400 shares of common stock issuable upon vesting of stock options that were issued pursuant to the 2021 Employee Stock Purchase Plan, 2021 Equity Incentive Plan, 2021 Management Equity Incentive Plan and 2023 Inducement Equity Incentive Plan; (e) up to an aggregate of 725,000 Earn Out Shares (as defined below); and (f) up to 27,538,000 shares of common stock issuable upon conversion of 27,538,000 shares of Series A Preferred Stock (based on a conversion price of $1.00, excluding accrued and unpaid dividends).

If Proposal No. 2 is approved by stockholders, upon the effectiveness of the Share Increase Amendment, we will have a total of 409,309,144 authorized shares of capital stock, of which 157,309,144 will be shares of common stock, excluding special voting common stock.

Purpose of the Share Increase Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of capital stock of the Company, including shares of common stock, in order to ensure that there is a sufficient number of authorized shares of common stock reserved in connection with any future issuance of convertible securities, including the potential issuance of the NPA Warrants (as defined below), but excluding the shares of Series A Preferred Stock to be issued at the second closing under those certain Securities Purchase Agreements, dated August 13, 2024, by and among the Company and certain purchasers identified therein, and to give the Company greater flexibility in considering and planning for future general corporate needs, including, but not limited to, grants under our equity compensation plans, stock splits, financings, potential strategic transactions, as well as other general corporate transactions, including as a result of the increased pool available under the 2021 Equity Incentive Plan if both the Share Increase Amendment and the Plan Amendment are approved.

On October 28, 2024, the Company entered into a limited waiver and consent agreement (the “NPA Waiver”), to the Note and Warrant Purchase Agreement, dated as of December 10, 2021, as amended by the Omnibus Amendment, dated as of

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December 21, 2022, as further amended by the Second Omnibus Amendment, dated as of November 6, 2023 and the Waiver, Forbearance and Third Amendment, dated as of June 10, 2024, by and among the Company, the subsidiary note obligors party thereto, the subsidiary guarantors party thereto, the investors party thereto (the “Investors”) and Alter Domus (US) LLC, as collateral agent, and certain documents related thereto. Among other things, the NPA Waiver provided that (1) if the Share Increase Amendment is approved at the Annual Meeting, the Company will issue warrants (the “NPA Warrants”) to the Investors to purchase an aggregate of (A) 500,000 shares of common stock, if the Company elects to issue warrants with an exercise price of $0.01, or (B) 625,000 shares of common stock, if the Company elects to issue warrants with an exercise price of $1.00, or (2) if the Share Increase Amendment is not approved at the Annual Meeting, the Company will make a payment to the Investors in the aggregate amount of $3,000,000.

At this time, the increase in authorized shares of the Company’s capital stock, including shares of common stock, is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business combination transaction.

Rights of Additional Authorized Shares

Any newly authorized shares of common stock will be identical to the shares of common stock now authorized and outstanding. The Share Increase Amendment will not alter the voting powers or relative rights of the common stock, the special voting common stock or the preferred stock. In accordance with the Certificate of Incorporation and the General Corporation Law of the State of Delaware (“DGCL”), any of our authorized but unissued shares of preferred stock are “blank check” preferred stock which shall have such voting rights, dividend rights, liquidation preferences, conversion rights and perceptive rights as may be designated by the Board pursuant to a certificate of designation. We are not seeking to increase the number of authorized shares of preferred stock.

Potential Adverse Effects of the Share Increase Amendment

The adoption of the Share Increase Amendment will have no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. The Board has no current plans to issue shares from the additional authorized shares provided by the Share Increase Amendment other than the issuances of awards under the 2023 Inducement Equity Incentive Plan, as amended, and the 2021 Equity Incentive Plan, including as a result of the increased pool available for the 2021 Equity Incentive Plan if both the Share Increase Amendment and the Plan Amendment are approved, 5,000,000 shares of common stock issuable pursuant to that certain License Agreement between the Company, Marriott International, Inc. and Global Hospitality Licensing S.À R.L, dated August 13, 2024 and shares of common stock underlying the NPA Warrants, if the Share Increase Amendment is approved. However, any future issuance of additional authorized shares of our common stock may, among other things, dilute the earnings per share of common stock and the equity and voting rights of those holding common stock or special voting common stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of our common stock.

Potential Anti-Takeover Effects

By increasing the number of authorized but unissued shares of common stock, thus increasing the total amount of the Company’s authorized shares of capital stock, our ability to issue additional shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, our ability to issue additional shares of common stock could adversely affect the ability of third parties to take over the Company or effect a change of control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company that the Board determines is not in the Company’s best interests or in the best interests of our stockholders. The ability of the Board to cause the Company to issue substantial amounts of common stock or preferred stock without the need for stockholder approval, except as may be required by law or regulation, upon such terms and conditions as the Board may determine from time to time in the exercise of its business judgment may, among other things, result in practical impediments with respect to changes in control of the Company or have the effect of diluting the stock ownership of holders of common stock seeking to obtain control of the Company. The issuance of common stock or preferred stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company. The Board, however, does not intend or view the Share Increase Amendment to effect the Share Increase as an anti-takeover measure, nor does the Board contemplate using the Share Increase in this manner at any time in the foreseeable future.

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Appraisal or Dissenters’ Rights

Pursuant to the DGCL, stockholders are not entitled to appraisal rights or dissenters’ rights with respect to the Share Increase Amendment or the Share Increase.

Series A Preferred Stock Consent to Share Increase Amendment

On or about October 24, 2024, the Company entered into a Limited Waiver and Consent Agreements (the “COD Waiver”), by and among the Company and each of the holders party thereto (the “Preferred Stockholders”) of the Series A Preferred Stock, to the Certificate of Designation. Among other things, the COD Waiver provides for (a) the consent by the Preferred Stockholders, which constitute in the aggregate the Requisite Holders (as defined in the Certificate of Designation) as required by the Certificate of Designation, to increase the Company’s authorized shares of Common Stock pursuant to this Proposal No. 2 and (b) the waiver by the Preferred Stockholders, which constitute in the aggregate at least a majority of the outstanding shares of Preferred Stock as required by the Certificate of Designation, of the anti-dilution provisions described in the Certificate of Designation in connection with the issuance of warrants pursuant to the NPA Waiver.

Effectiveness of Share Increase Amendment

If Proposal No. 2 is approved by the stockholders at the Annual Meeting, the Share Increase Amendment will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board will have sole and absolute discretion to determine the time and date, if at all, of the filing of the Share Increase Amendment.

Executive Officer and Director Interest

Our officers, employees, consultants, other service providers and non-employee directors are eligible to receive awards under our 2023 Inducement Equity Incentive Plan, as amended, and the 2021 Equity Incentive Plan, in the discretion of our Compensation Committee. Because a portion of the Share Increase will be used for issuance of shares of common stock under such plans, our directors and executive officers have an interest in this Proposal No. 2.

Vote Required and Recommendation of Board

The affirmative vote of a majority of the voting power of the shares outstanding on the Record Date and entitled to vote on the matter is required to approve this Proposal No. 2. Abstentions and broker non-votes, if any, will have the same effect as votes against this Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

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PROPOSAL NO. 3: AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN TO INCREASE THE

NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE OF AWARDS UNDER THE

2021 EQUITY INCENTIVE PLAN

The Board believes that the availability of equity-based compensation is a significant factor in our ability to attract, retain and motivate the employees, officers, directors and other service providers who are critical to our success. Our equity-based compensation plans continue to be a critical component of our compensation program for our executives and other key employees. Equity plays an important role within our culture, in which we expect our key employees to think like, and be aligned with, our stockholders. In order to achieve these objectives, the Board has unanimously approved, and unanimously recommends that stockholders approve, an amendment to the 2021 Equity Incentive Plan to increase the number of shares of common stock available for issuance of awards under the 2021 Equity Incentive Plan (the “Plan Amendment”), substantially in the form attached as Appendix B as described below.

Under the 2021 Equity Incentive Plan, the maximum aggregate number of shares of common stock available for awards is currently equal to 3,457,029. In addition, under the 2021 Equity Incentive Plan, the number of shares of common stock available for the issuance of awards is subject to an automatic annual share increase equal to the least of (i) 1,641,007 shares of common stock (after giving effect to the Reverse Stock Split), (ii) 12.5% of the total number of shares of common stock outstanding as of immediately following the consummation of the Business Combination, (iii) 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year and (iv) a lesser number of shares of common stock determined by the Board or the Compensation Committee.

The Plan Amendment would increase the current maximum aggregate number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan to 9,957,029 shares of common stock, update prong (i) of the automatic annual share increase provision to 10,371,905 shares of common stock, and delete references to the Business Combination related provisions, which are no longer relevant.

If stockholder approval of the Share Increase Amendment or the Plan Amendment is not obtained, we will continue to use the 2021 Equity Incentive Plan as our equity compensation vehicle, in addition to our 2021 Management Equity Incentive Plan, 2021 Employee Stock Purchase Plan and 2023 Inducement Plan, until the available shares of common stock under these plans are exhausted or until these plans expire, at which such time we would be reliant on cash-settled awards as our sole method of incentive-based compensation. We anticipate that we will likely utilize all the shares presently available for the issuance of awards under the 2021 Equity Incentive Plan in 2024, if stockholder approval of the Share Increase Amendment or the Plan Amendment is not obtained. Our ability to grant equity-based awards is critical to us and our stockholders because equity-based awards allow us to make a substantial portion of our executive officers’ compensation at-risk and contingent on the Company’s operating, financial, and stock-price performance over the long-term.

Furthermore, without stockholder support, the Board believes that the shift from equity to cash compensation will be detrimental to the best interests of stockholders and will limit our ability to use cash for other corporate and business purposes.

Summary of the 2021 Equity Incentive Plan

The following paragraphs provide a summary of the principal features of the 2021 Equity Incentive Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Equity Incentive Plan and is qualified in its entirety by the specific language of the 2021 Equity Incentive Plan, which is filed as an exhibit to the 2023 Annual Report.

Purposes of the 2021 Equity Incentive Plan

The purposes of the 2021 Equity Incentive Plan are to attract and retain personnel for positions with the Company, any parent or subsidiary, and any entity that is in control of, is controlled by or is under common control with the Company (such entities are referred to herein as the company group); to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs, and performance awards as the administrator of the 2021 Equity Incentive Plan may determine.

Eligibility

The 2021 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code (the “U.S. Tax Code”), to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, RSUs, stock appreciation rights and performance awards to employees, directors and consultants of the Company and the company group. As of November 1, 2024, the Company had seven non-employee directors, 1,439 employees (including our employee director) and 340 consultants.

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Authorized Shares

Subject to the adjustment provisions contained in the 2021 Equity Incentive Plan and the automatic annual share increase provision described below and without regard to the Plan Amendment, the maximum number of shares of common stock that may be issued pursuant to awards under the 2021 Equity Incentive Plan is equal to (i) the lesser of (A) 1,575,367 shares of common stock (31,507,349 shares of common stock prior to giving effect to the Reverse Stock Split) or (B) 12% of the total number of shares of common stock outstanding immediately following the consummation of the Business Combination (including the number of shares of common stock reserved for issuance upon the exchange of Post-Combination Canada Exchangeable Common Shares (as defined in the 2021 Equity Incentive Plan) corresponding to shares of special voting common stock issued in the Business Combination), plus (ii) any shares of common stock subject to stock options or other awards that were assumed in the Business Combination and expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares to be added to the 2021 Equity Incentive Plan pursuant to clause “(ii)” equal to 1,308,590 shares of common stock (26,171,806 shares of common stock prior to giving effect to the Reverse Stock Split). The 2021 Equity Incentive Plan also includes an automatic annual share increase provision that provides for an automatic annual share increase to the number of shares of common stock available for issuance under the 2021 Equity Incentive Plan on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of:

•	1,641,007 shares of common stock (32,820,155 shares of common stock prior to giving effect to the Reverse Stock Split);

•	12.5% of the total number of shares of common stock outstanding as of immediately following the consummation of the Business Combination (including the number of shares of common stock reserved for issuance upon the exchange of Post-Combination Canada Exchangeable Common Shares corresponding to shares of special voting common stock issued in the Business Combination);

•	5% of the total number of shares of common stock outstanding as of the last day of our immediately preceding fiscal year; or

•	Such lesser amount determined by the Board or the Compensation Committee.

The 2021 Equity Incentive Plan provides that the automatic annual share increase provision will operate only until the 2031 fiscal year.

Generally, if an award expires or becomes unexercisable without having been exercised or settled in full, is surrendered under an exchange program described below, or, with respect to restricted stock, RSUs or performance awards, is forfeited to or reacquired by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares) that were subject to such awards will become available for future grant or sale under the 2021 Equity Incentive Plan (unless it has terminated). With respect to stock appreciation rights, only shares actually issued will cease to be available. Shares that actually have been issued under the 2021 Equity Incentive Plan under any award will not be returned to the 2021 Equity Incentive Plan and will not become available for future distribution under the 2021 Equity Incentive Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance.

If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, other change in the corporate structure of the Company affecting the shares, or any similar equity restructuring transaction, as that term is used in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC Topic 718”) affecting the shares occurs (including a change in control of the Company as defined in the 2021 Equity Incentive Plan), the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2021 Equity Incentive Plan, will adjust the number and class of shares that may be delivered under the 2021 Equity Incentive Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits contained in the 2021 Equity Incentive Plan.

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Plan Administration

The Board appointed the Compensation Committee to administer the 2021 Equity Incentive Plan and is referred to as the administrator. Different administrators may administer the 2021 Equity Incentive Plan with respect to different groups of service providers. The Board may retain the authority to concurrently administer the 2021 Equity Incentive Plan and revoke the delegation of some or all authority previously delegated. In no event shall any officer of the Company or any of its subsidiaries be delegated the authority to grant awards to, or amend awards held by, officers or non-employee directors.

Subject to the terms of the 2021 Equity Incentive Plan and applicable laws, the administrator generally has the power in its sole discretion to make any determinations and perform any actions deemed necessary or advisable for administering the 2021 Equity Incentive Plan. The administrator has the power to administer the 2021 Equity Incentive Plan, including but not limited to the power to construe and interpret the 2021 Equity Incentive Plan and awards granted under the 2021 Equity Incentive Plan, and determine the terms of awards, including but not limited to the exercise price (if any), the number of shares of common stock subject to each award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator may select the service providers to whom awards may be granted and approve forms of awards agreements under the 2021 Equity Incentive Plan. The administrator also has the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, subject to the provisions of the 2021 Equity Incentive Plan. The administrator may institute and determine the terms and conditions of an exchange program, subject to any required stockholder consent, under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, (iii) and/or the exercise price of an outstanding award is increased or reduced. Unless a participant is on an approved leave of absence, the administrator has sole discretion to determine the date on which a participant stops actively providing services to the Company or the company group. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.

Stock Options

Options may be granted under the 2021 Equity Incentive Plan. Subject to the provisions of the 2021 Equity Incentive Plan, the administrator determines the terms and conditions of options, including when such options vest and become exercisable (and the administrator has the discretion to accelerate the time at which such options vest or become exercisable). The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than ten years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term of such option must not exceed five years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Equity Incentive Plan. Subject to the provisions of the 2021 Equity Incentive Plan, the administrator determines the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Equity Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of shares of common stock between the exercise date and the date of grant. Subject to the provisions of the 2021 Equity Incentive Plan, the administrator determines the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator has the discretion to accelerate the time at which such rights vest or become exercisable) and whether to pay any increased appreciation in cash, shares, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value of a share on the date of grant with respect to United States taxpayers, and the term of a stock appreciation right will be no more than ten years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its terms, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2021 Equity Incentive Plan.

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Restricted Stock

Restricted stock may be granted under the 2021 Equity Incentive Plan. Restricted stock awards are grants of shares that vest in accordance with terms and conditions established by the administrator. The administrator determines the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions to vesting it determines to be appropriate, if any (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the company group), and the administrator has the discretion to accelerate the time at which any restrictions lapse or are removed. Recipients of restricted stock awards generally have voting but do not have dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.

RSUs

RSUs may be granted under the 2021 Equity Incentive Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share. The administrator determines the terms and conditions of RSUs including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator has the discretion to accelerate the time at which any restrictions lapse or are removed and to settle earned RSUs in cash, shares or a combination of both.

Performance Awards

Performance awards may be granted under the 2021 Equity Incentive Plan. Performance awards are awards that result in a payment to a participant only if objectives established by the administrator are achieved or the awards otherwise vest. The administrator establishes organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, determines the value of the payout for the performance awards to be paid out to participants. The administrator has the discretion to reduce or waive any performance objectives or other vesting provisions for performance awards. Performance awards have a threshold, target, and maximum payout value established by the administrator on or before the grant date. The administrator has the discretion to pay earned performance awards in the form of cash, shares, or in some combination of both.

Non-Employee Directors

The 2021 Equity Incentive Plan provides that any non-employee director, in any fiscal year, may not be paid, issued or granted cash retainer fees and equity awards (including awards under the 2021 Equity Incentive Plan) with an aggregate value of more than $750,000, increased to $1,000,000 in connection with the non-employee director’s initial service, with the value of each equity award based on its grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with U.S. generally accepted accounting principles. Any cash compensation or equity awards granted under the 2021 Equity Incentive Plan to a non-employee director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Non-Transferability of Awards

Unless the administrator provides otherwise, the 2021 Equity Incentive Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.

Dissolution or Liquidation

If there is a proposed liquidation or dissolution of the Company, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.

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Merger or Change in Control

The 2021 Equity Incentive Plan provides that if there is a merger or a “change in control” (as defined under the 2021 Equity Incentive Plan) of the Company, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent, including that an award be continued by the successor corporation or that vesting of awards may accelerate automatically upon consummation of the transaction. The administrator will not be required to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the 2021 Equity Incentive Plan.

If the successor corporation does not continue an award (or some portion of such award), then, solely with respect to any such award (or portion of such award), the participant will fully vest in (and have the right to exercise) 100% of the then-unvested shares subject to his or her outstanding options and stock appreciation rights, all restrictions on 100% of the participant’s outstanding restricted stock and RSUs will lapse, and, regarding 100% of participant’s outstanding awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting of an award accelerate as to more than 100% of the unvested and outstanding award. If options or stock appreciation rights are not continued when a change in control or a merger of the Company with or into another corporation or other entity occurs, the administrator will notify the participant in writing or electronically that the participant’s vested options or stock appreciation rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the administrator in its sole discretion and all of the participant’s options or stock appreciation rights will terminate upon the expiration of such period (whether vested or unvested).

With respect to awards held by a non-employee director, in the event of a change in control, the non-employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.

Forfeiture and Clawback

All awards granted under the 2021 Equity Incentive Plan are subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares or other cash or property. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

Amendment or Termination

The 2021 Equity Incentive Plan became effective upon the consummation of the Business Combination on January 18, 2022 and continues in effect until terminated by the administrator, but (i) no incentive stock options may be granted after January 17, 2032 and (ii) the 2021 Equity Incentive Plan’s automatic annual share increase provision (as described above) operates only until December 31, 2031. In addition, the Board has the authority to amend, suspend or terminate the 2021 Equity Incentive Plan or an outstanding award, but such action generally may not materially impair the rights of any participant without his or her written consent.

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Number of Awards Granted to Employees, Consultants and Directors

The number of awards that an employee, director, or consultant may receive under the 2021 Equity Incentive Plan is in the discretion of the administrator and therefore cannot be determined in advance. The number of shares of common stock underlying awards that have been granted under the 2021 Equity Incentive Plan through November 1, 2024 are set forth in the following table:

Name and Position	Number of Shares underlying Awards
Francis Davidson, Chief Executive Officer	124,999
Dominique Bourgault, Chief Financial Officer	6,250
Martin Picard, Chief Real Estate Officer	161,103
All current executive officers as a group	292,352
All current directors who are not executive officers as a group(1)	131,568
All employees, including all current officers who are not executive officers, as a group	2,230,375

(1)	Awards of 16,888 RSUs granted under the 2021 Equity Incentive Plan to Mr. Hyatt were forfeited on April 23, 2024.

Summary of Material U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2021 Equity Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

Generally, a participant incurs no federal income tax liability on either the grant or the exercise of an incentive stock option, although a participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the option over the exercise price. Provided that the shares are not disposed of within one year of exercise and two years of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. Any excess of the sale price over the fair market value of the shares on the exercise date will be taxed as long-term capital gain if the shares were held more than one year from the date of exercise, and as short-term capital gain if held for one year or less.

We receive no tax deduction on the grant or exercise of an incentive stock option, but we may be entitled to a tax deduction if the participant recognizes ordinary income on account of a premature disposition of shares acquired on exercise of an incentive stock option, in the same amount and at the same time as the participant recognizes income. A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted gross income exceeds applicable thresholds.

Nonstatutory Stock Options

A participant realizes no taxable income when a nonstatutory stock option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the option and the exercise price paid is taxed as ordinary compensation income (subject to income and employment tax withholding) when the option is exercised. The difference is measured and taxed as of the date of exercise as long as the shares are not subject to a “substantial risk of forfeiture.” Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted gross income exceeds applicable thresholds.

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We receive no tax deduction on the grant of a nonstatutory stock option, but may be entitled to a tax deduction when a participant recognizes ordinary compensation income on or after exercise of the option, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the U.S. Tax Code, in the same amount as the income recognized by the participant.

Stock Appreciation Rights

A participant realizes no taxable income when a stock appreciation right is granted. Instead, the difference between the fair market value of the shares acquired (or cash delivered) pursuant to the exercise of the stock appreciation right and the exercise price paid is taxed as ordinary compensation income (subject to income and employment tax withholding) when the stock appreciation right is exercised. If the stock appreciation right is settled in shares, once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted gross income exceeds applicable thresholds.

We receive no tax deduction on the grant of a stock appreciation right, but may be entitled to a tax deduction when a participant recognizes ordinary compensation income on or after exercise of the stock appreciation right, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the U.S. Tax Code, in the same amount as the income recognized by the participant.

Stock Grants

With respect to stock grants under our 2021 Equity Incentive Plan that are made without any restrictions, a participant recognizes ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any). We generally will be entitled to a deduction in an amount equal to the ordinary compensation income recognized by a participant, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the U.S. Tax Code.

When the stock is subsequently sold, the participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized). A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted gross income exceeds applicable thresholds.

Restricted Stock

If stock is awarded subject to restrictions, a participant generally will not recognize income at the time of the award, but will instead recognize ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse.

A participant may elect to be taxed at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares, the participant would not be entitled to any tax deduction for the amount of previously recognized ordinary compensation income (he or she will be entitled to a capital loss for the amount paid (if any) for the shares). The participant must file a so-called Section 83(b) election with the Internal Revenue Service within 30 days of the receipt of the shares.

We generally will be entitled to a deduction at the time, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the U.S. Tax Code, and in an amount equal to, the ordinary compensation income is recognized by the participant.

When the shares are subsequently sold, the participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized). A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

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Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will be required to recognize ordinary compensation income in an amount equal to the fair market value of shares issued (or cash paid) to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be short-term or long-term capital gain, depending on the holding period after exercise. A 3.8% Additional Medicare tax may be due with respect to net investment income, including dividends on and capital gains arising from the sale or disposition of shares, to the extent total adjusted gross income exceeds applicable thresholds.

We receive no tax deduction on the grant of a restricted stock unit, but are entitled to a tax deduction when a participant recognizes ordinary compensation income, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the U.S. Tax Code, in the same amount as the income recognized by the participant.

Performance Awards

A participant in receipt of a performance award will generally be taxed in the manner described above with respect to the award.

Dividends

A participant will generally not receive the benefit of dividends prior to the exercise of an option or stock appreciation right. Whether or not dividends are paid with respect to RSUs will be determined by the administrator, generally at the time of the award. Unless an election under Section 83(b) of the U.S. Tax Code has been made, the full amount of dividends or other distributions of property made with respect to stock awards before the lapse of any applicable restrictions (restricted stock) or settlement of RSUs will constitute ordinary compensation income, and we are generally entitled to a deduction, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the U.S. Tax Code, at the same time and in the same amount as the income is realized by the participant. Whether or not dividends are paid with respect to RSUs will be determined by the administrator, generally at the time of the award.

Section 162(m) of the U.S. Tax Code

Under Section 162(m) of the U.S. Tax Code, the Company’s deduction for compensation is limited to $1,000,000 for the principal executive officer, the principal financial officer and the three other most highly compensated executive officers in the year (and subsequent years even if no longer in one of those positions or categories). It is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000.

Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the administrator and the Board reserve the right to pay nondeductible compensation when appropriate.

Section 409A

Section 409A of the U.S. Tax Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Equity Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary compensation income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Interests of Certain Persons in Matters to Be Acted Upon

Our officers, employees, consultants, other service providers and non-employee directors are eligible to receive awards under the 2021 Equity Incentive Plan in the discretion of our Compensation Committee. Future grants under the 2021 Equity Incentive Plan will be made at the discretion of our Compensation Committee and thus are not determinable at this time.

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Share Usage

The following table sets forth the annual share usage under the 2021 Equity Incentive Plan for the last two calendar years. The number of shares of common stock in the table gives effect to the Reverse Stock Split.

Year	Option Awards Granted (number of shares)	Weighted Average Exercise Price	Market Value of the Underlying Shares as of October 21, 2024
2022	823,293	$45.86	$2,897,991.36
2023	903,004	$10.91	$3,178,574.08

Year	RSU Awards Granted (number of shares)	Market Value of the Underlying Shares as of October 21, 2024
2022	786,011	$2,766,758.72
2023	141,987	$499,794.24

Vote Required and Recommendation of Board

The affirmative vote of holders of a majority of the voting power of the shares outstanding on the Record Date that are cast or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

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PROPOSAL NO. 4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

The Audit Committee has selected Deloitte as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2024 and recommends that our stockholders vote “FOR” the ratification of such appointment.

Representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and our stockholders.

On March 14, 2024, the Audit Committee determined, based on management’s recommendation, that our audited consolidated financial statements for the year ended December 31, 2022 (the “2022 Annual Financial Statements”), and the unaudited condensed consolidated financial statements included in each of our Quarterly Reports on Form 10-Q filed with the SEC in 2023 (collectively with the 2022 Annual Financial Statements, the “Affected Financial Statements”), should no longer be relied upon due to accounting errors related to the valuation and impairment of operating lease right of use assets and related items. On September 27, 2024, we filed the 2023 Annual Report, including restatements of the Affected Financial Statements.

Changes in Independent Registered Public Accounting Firm

As previously disclosed in the Current Report on Form 8-K filed with the SEC on January 24, 2022, on January 24, 2022, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. On the same date, the Audit Committee approved the dismissal of KPMG LLP (“KPMG”), the independent registered public accounting firm of Gores Metropoulos II, Inc.

Deloitte served as independent registered public accounting firm of Legacy Sonder prior to the Business Combination. During the year ended December 31, 2020 and 2019 and the subsequent interim periods through January 18, 2022, the Company did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing of financial reporting issues, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

During the interim period from December 31, 2021 to January 20, 2022, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference in connection with their opinion to the subject matter of the disagreement or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised Gores Metropoulos II, Inc. of the following material weakness: internal control over financial reporting did not result in sufficient risk assessment of the underlying accounting for certain financial instruments.

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Independent Registered Public Accounting Firm Fee Information

The following table shows the fees for audit and other services provided to us by Deloitte for the years ended December 31, 2023 and 2022.

	Fiscal Year Ended December 31,
	2023	2022
Audit Fees(1)	$4,350,315	$2,924,750
Audit-Related Fees(2)	131,000	263,600
Tax Fees(3)	—	—
All Other Fees(4)	1,895	1,895
Total	$4,483,210	$3,190,245

(1)	Audit fees for 2023 and 2022 include fees associated with the annual audit of our financial statements, reviews of quarterly financial information and the review of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.
(2)	Audit-related fees for 2023 and 2022 consisted of fees for professional services rendered in connection with the submission of our Current Report on Form 8-K/A which was filed with the SEC on March 28, 2022, Registration Statement on Form S-8 and Post-Effective Amendment No. 2 to Form S-1 on Form S-3.
(3)	Deloitte did not perform any tax compliance, tax advice or tax planning services in the fiscal years shown.
(4)	All Other Fees in 2023 and 2022 included fees associated with products and services (online research tools) provided by Deloitte.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence.

All of the services listed in the table above provided by Deloitte were approved by our Audit Committee.

Vote Required and Recommendation of Board

The affirmative vote of holders of a majority of the voting power of the shares outstanding on the Record Date that are cast or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

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OTHER INFORMATION RELATED TO US AND OUR DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information known to us regarding beneficial ownership of our voting securities as of November 1, 2024 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•	each of our named executive officers;
•	each of our directors; and
•	all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess the sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of November 1, 2024. For purposes of calculating each person’s percentage ownership, options and warrants that are currently exercisable or exercisable within 60 days of November 1, 2024 are deemed outstanding for that person but not for any other person.

Percentage ownership of our voting securities is based on (i) 11,585,625 shares of our common stock issued and outstanding as of November 1, 2024, which assumes that none of the up to 725,000 shares of common stock in potential Earn Out Shares will be earned within 60 days of November 1, 2024, and (ii) 14,700,000 shares of Series A Preferred Stock issued and outstanding as of November 1, 2024, which are convertible into 14,700,000 shares of common stock (based on a conversion price of $1.00, excluding accrued and unpaid dividends). The number of shares of common stock and Series A Preferred Stock included in the table below excludes any shares of Series A Preferred Stock issuable with respect to accrued and unpaid dividends and shares of common stock issuable upon the conversion thereof. In connection with the Business Combination, holders of Legacy Sonder’s common stock and certain other securityholders are entitled to receive their pro rata share of up to an aggregate of 725,000 additional shares of our common stock (after adjusting for the Reverse Stock Split, referred to as the “Earn Out Shares”) as consideration, if our common stock achieves certain benchmark share prices (each achievement of such a benchmark being referred to as a “Triggering Event”) as contemplated by the Agreement and Plan of Merger for the Business Combination (the “Merger Agreement”). If no Triggering Event occurs prior to July 17, 2027, no Earn Out Shares will be issued.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all of the securities beneficially owned by them. To our knowledge, no shares beneficially owned by any executive officer or director have been pledged as security, other than certain shares of Sonder Canada Inc. (which are exchangeable into shares of common stock) held by our CEO that are pledged to the Canada Revenue Agency as a security for payment of tax obligations. Unless otherwise indicated, the mailing address of each of person below is c/o Sonder Holdings Inc., 447 Sutter Street Suite 405 #542, San Francisco, CA 94108.

	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent	Number	Percent
5% stockholders
Entities affiliated with ScaleUP(1)	2,159,233	15.9%	2,000,000	13.6%
iNovia Growth Capital Inc.(2)	1,861,836	14.3%	1,450,000	9.9%
Polar Multi-Strategy Master Fund(3)	1,450,000	11.1%	1,450,000	9.9%
Senator Global Opportunity Master Fund L.P(4)	1,216,029	9.7%	1,000,000	6.8%
Atreides Foundation Master Fund LP(5)	1,161,621	9.9%	4,350,000	29.6%
Valor Sonder Holdings, LLC(6)	1,056,321	8.7%	580,000	3.9%
Prashant Gupta(7)	1,050,000	8.6%	600,000	4.1%
Entities affiliated with Spark Capital(8)	733,927	6.3%	—	—
Directors and named executive officers
Francis Davidson(9)	1,628,678	12.9%	1,000,000	6.8%
Sanjay Banker(10)	221,724	1.9%	29,000	0.2%
Martin Picard(11)	104,800	*	—	—
Dominique Bourgault(12)	66,910	*	—	—
Frits Dirk van Paasschen(13)	30,809	*	—	—

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	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock Beneficially Owned
Directors and named executive officers	Number	Percent	Number	Percent
Janice Sears(14)	18,650	*	—	—
Michelle Frymire(15)	15,192	*	—	—
Prashant (Sean) Aggarwal(16)	15,032	*	—	—
Simon Turner(17)	8,874	*	—	—
Nabeel Hyatt	—	*	—	—
All directors and executive officers
as a group (12 persons)	2,172,544	17.5%	1,029,000	7.0%

*	Represents less than 1% of our outstanding common stock.

(1)

Consists of (a) 150,971 shares of common stock held directly by ScaleUP Venture Fund I LP and 8,262 shares of common stock held directly by ScaleUP Venture Fund I International LP, and (b) (i) 102,100 shares of common stock issuable upon the conversion of 102,100 shares of Series A Preferred Stock held by SCALEUP OPPORTUNITY FUND I (INTER), LP, (ii) 897,900 shares of common stock issuable upon the conversion of 897,900 shares of Series A Preferred Stock held by SCALEUP OPPORTUNITY FUND I, LP, (iii) 948,100 shares of common stock issuable upon the conversion of 948,100 shares of Series A Preferred Stock held by ScaleUP Venture Fund I LP, and (iv) 51,900 shares of common stock issuable upon the conversion of 51,900 shares of Series A Preferred Stock held by ScaleUP Venture Fund I International LP. ScaleUP Venture Partners Inc, as the general partner of each of ScaleUP Venture Fund I LP and ScaleUP Venture Fund I International LP, has sole voting and dispositive control over shares held by such entities. ScaleUP Opportunity Fund Partners, Inc, as the general partner of each of SCALEUP OPPORTUNITY FUND I (INTER), LP and SCALEUP OPPORTUNITY FUND I, LP, has sole voting and dispositive control over shares held by such entities. ScaleUP Venture Partners Inc and ScaleUP Opportunity Fund Partners, Inc may be deemed to beneficially own the shares owned by each of ScaleUP Venture Fund I LP, ScaleUP Venture Fund I International LP, SCALEUP OPPORTUNITY FUND I (INTER), LP and SCALEUP OPPORTUNITY FUND I, LP, but disclaims beneficial ownership of the shares reported herein except to the extent of their respective pecuniary interest therein. The business address of each of the aforesaid entities is 59 Hayden Street, Suite 320, Toronto, Ontario M4Y 0E7, Canada.

(2)	Beneficial ownership is based on information contained in the Schedule 13G filed with the SEC on August 23, 2024 by iNovia Growth Capital Inc. Beneficial ownership of common stock includes (i) 306,897 shares of common stock, of which 152,964 shares are owned directly by iNovia Growth Fund, L.P., 17,534 shares are owned directly by iNovia Growth Fund-A, L.P. and 136,399 shares are owned directly by iNovia Growth SPV - Quebec, L.P., (ii) 1,450,000 shares of common stock issuable upon conversion of 1,450,000 shares of Series A Preferred Stock, of which 1,302,038 shares are owned directly by iNovia Growth Fund, L.P. and 147,962 shares are owned directly by iNovia Growth Fund-A, L.P., and (iii) 104,939 shares of common stock issuable upon the exchange of exchangeable shares (the “Exchangeable Shares”) of Sonder Canada Inc., a subsidiary of the Company, corresponding to 104,939 shares of post-combination special voting common stock, par value $0.0001 per share, of the Company, of which 95,835 shares are owned directly by iNovia Growth Fund, L.P. and 9,104 shares are owned directly by iNovia Growth Fund-A, L.P. Excludes 29,508 shares of common stock to be issued upon the achievement of certain share price targets, of which 17,826 shares, 1,909 shares and 9,773 shares will be issued to iNovia Growth Fund, L.P., iNovia Growth Fund-A, L.P. and iNovia Growth SPV - Quebec, L.P., respectively. iNovia Growth Capital Inc. is the general partner of each of iNovia Growth Fund, L.P., iNovia Growth Fund-A, L.P. and iNovia Growth SPV - Quebec, L.P., and may be deemed to share beneficial ownership of the shares of Common Stock of which each of iNovia Growth Fund, L.P., iNovia Growth Fund-A, L.P. and iNovia Growth SPV - Quebec, L.P. is the record owner. iNovia Growth Capital Inc. is the general partner of each of iNovia Growth Fund, L.P., iNovia Growth Fund-A, L.P. and iNovia Growth SPV - Quebec, L.P. In such capacities, iNovia Growth Capital Inc. may be deemed to beneficially own the securities owned directly by iNovia Growth Fund, L.P., iNovia Growth Fund-A, L.P. and Inovia Growth SPV - Quebec, L.P., but disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. The address of the principal business office of iNovia Growth Capital Inc. is 3 Place Ville-Marie, Suite, 12350, Montreal, Quebec, Canada 1H3B 0E7.
(3)	Consists of 1,450,000 shares of common stock issuable upon the conversion of 1,450,000 shares of Series A Preferred Stock held by Polar Multi-Strategy Master Fund (“Polar Fund”). The Polar Fund is managed by Polar Asset Management Partners Inc. (“PAMPI"). PAMPI serves as Investment Advisor to the Polar Fund and has sole voting and dispositive power over the shares held by the Polar Fund. As such, PAMPI may be deemed to beneficially own the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of each of Polar Fund and PAMPI is c/o PAMPI, 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.

(4)	Consists of (a) 216,029 shares of common stock held directly by Senator Global Opportunity Master Fund L.P. (“Senator Global”) and (b) 1,000,000 shares of common stock issuable upon the conversion of 1,000,000 shares of Series A Preferred Stock held by Senator Global. Senator Investment Group LP (“Senator”) is the investment manager of Senator Global and may be deemed to have voting and dispositive power with respect to such shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Senator Global. Mr. Silverman disclaims beneficial ownership of the shares held by Senator Global. The address of Senator Global is 510 Madison Avenue, 28th Floor New York, NY 10022.
(5)

Beneficial ownership is based on information contained in the Schedule 13G/A filed with the SEC on February 14, 2024 by Atreides Management, LP, Atreides Management, LLC and Gavin Baker (as managing member of Atreides Management, LLC with respect to the shares of common stock held by Atreides Foundation Master Fund LP and certain separately managed accounts managed by Atreides Management, LP) (collectively, the “Atreides Filers”). Beneficial ownership of common stock also includes 149,000 shares of common stock issuable upon the conversion of 149,000 shares of Series A Preferred Stock held by Atreides Foundation Master Fund LP. The Atreides Filers each have shared voting power and dispositive power with respect to 1,012,621 shares of common stock and 149,000 shares of Series A Preferred Stock. The shares are held directly by Atreides Foundation Master Fund LP and certain separately managed accounts managed by Atreides Management, LP. Atreides Foundation Master Fund LP has the right to receive and/or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than five percent of our common stock. The business address of the Atreides Filers is One International Place, Suite 4410, Boston, MA 02110.

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(6)

Consists of 476,321 shares of common stock and 580,000 shares of common stock issuable upon the conversion of 580,000 shares of Series A Preferred Stock held directly by Valor Sonder Holdings, LLC (“Valor Sonder”). Valor Funds Group LLC is the general partner of Valor Management L.P., which is the managing member of Valor Equity Capital IV LLC, which is the general partner of Valor Equity Associates IV L.P., which is the general partner of limited partnerships (Valor Equity Partners IV L.P, Valor Equity Partners IV-A L.P. and Valor Equity Partners IV-B L.P.) that are the members of Valor Sonder and for which Valor Management LLC serves as investment advisor. Each of the above Valor entities, together with Antonio Gracias, by virtue of his positions with Valor Sonder and certain of the Valor entities, may be deemed to share beneficial ownership over the shares held by Valor Sonder; however, Mr. Gracias disclaims beneficial ownership of the shares held by Valor Sonder except to the extent of any pecuniary interest therein. The address for each of the persons and entities identified in this footnote is c/o Valor Equity Partners, 320 N Sangamon St Suite 1200, Chicago, IL 60607.

(7)

Consists of (a) (i) 438,000 shares of common stock held directly by the Prashant Gupta 2015 Revocable Trust, and (ii) 12,000 shares of common stock held directly by the NEEM 2020 Trust, and (b) 600,000 shares of common stock issuable upon conversion of 600,000 shares of Series A Preferred Stock held by the NEEM 2020 Trust. Mr. Gupta is the trustee of each of the Prashant Gupta 2015 Revocable Trust and the NEEM 2020 Trust and has sole voting and dispositive control over such shares. The principal business address of such trusts and Mr. Gupta is 16192 Coastal Highway, Lewes, DE 19958.

(8)	Beneficial ownership is as of December 31, 2023, and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 6, 2024 by Spark Capital IV, L.P. (“Spark IV”), Spark Capital Founders’ Fund IV, L.P. (“Spark IV FF” and together with Spark IV, the “Spark Entities”) and Spark Management Partners IV, LLC (“Spark IV GP”). Consists of (i) 726,737 shares of common stock held of record by Spark IV and (ii) 7,190 shares of common stock held of record by Spark IV FF. Spark IV GP is the general partner of each of the Spark Entities and may be deemed to have voting, investment and dispositive power with respect to these securities. Paul Conway, Alex Finkelstein and Santo Politi are the managing members of Spark IV GP and may be deemed to share voting, investment and dispositive power with respect to these securities. Nabeel Hyatt, a member of the Board, holds an interest in Spark IV GP but does not share voting, investment or dispositive power with respect to these securities. Mr. Hyatt disclaims beneficial ownership of the shares held by the Spark Entities, except to the extent of his pecuniary interest therein. The business address of the Spark Entities is 200 Clarendon Street, Floor 59, Boston, MA 02116.
(9)

Consists of (a) 203,010 shares of common stock held directly by Mr. Davidson, of which 74,942 shares are subject to a Company repurchase right that will terminate unless Sonder achieves a stock price of $105.40 by November 15, 2026, (b) 371,069 shares of special voting common stock, (c) 54,599 shares of common stock subject to outstanding options which are exercisable within 60 days of November 1, 2024, and (d) 1,000,000 shares of common stock issuable upon the conversion of 1,000,000 shares of Series A Preferred Stock held by Mr. Davidson.

(10)

Consists of (a) 4,200 shares of common stock held directly by Mr. Banker, (b) 182,266 shares of common stock subject to outstanding options and 6,258 shares of common stock subject to outstanding RSUs which are exercisable or will vest within 60 days of November 1, 2024, and (c) 29,000 shares of common stock issuable upon conversion of 29,000 shares of Series A Preferred Stock held by Mr. Banker.

(11)	Consists of (a) 2,570 shares of common stock held directly by Mr. Picard and (b) 102,230 shares of common stock subject to outstanding options which are exercisable within 60 days of November 1, 2024.
(12)

Consists of (a) 5,000 shares of common stock held directly by Mr. Bourgault and (b) 61,910 shares of common stock subject to outstanding options which are exercisable within 60 days of November 1, 2024.

(13)

Consists of (a) 7,868 shares of common stock held directly by Mr. van Paasschen and (b) 10,424 shares of common stock subject to outstanding options and 12,517 shares of common stock subject to outstanding RSUs which are exercisable within 60 days of November 1, 2024.

(14)	Consists of (a) 5,546 shares of common stock held directly by Ms. Sears and (b) 13,104 shares of common stock subject to outstanding RSUs which will vest within 60 days of November 1, 2024.
(15)	Consists of (a) 2,380 shares of common stock held directly by Ms. Frymire and (b) 12,812 shares of common stock subject to outstanding RSUs which will vest within 60 days of November 1, 2024.
(16)	Consists of (a) 2,822 shares of common stock held directly by Mr. Aggarwal and (b) 12,210 shares of common stock subject to outstanding RSUs which will vest within 60 days of November 1, 2024.
(17)	Consists of 8,874 shares of common stock subject to outstanding RSUs which will vest within 60 days of November 1, 2024.

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Executive Officers

The following table sets forth certain information concerning our executive officers as of November 1, 2024.

Name	Age	Position(s) with the Company
Francis Davidson	32	Chief Executive Officer and Director (Chairperson of the Board)
Dominique Bourgault	52	Chief Financial Officer
Martin Picard	38	Chief Real Estate Officer
Katherine E. Potter	48	Chief Legal and Administrative Officer and Secretary
Adam K. Bowen	42	Chief Accounting Officer

Francis Davidson

Mr. Davidson’s biography can be found with the biographies of the other members of the Board in this Proxy Statement. See the section above titled “—Nominees for Director, and Continuing Directors”. Biographies for our other executive officers, including our other executive officers, are below.

Dominique Bourgault

Dominique Bourgault has served as our Chief Financial Officer since March 2023. Mr. Bourgault joined the Company from Blue Nile, Inc. (“Blue Nile”), a pioneer retailer in online diamonds and fine jewelry, where he served as the Chief Financial Officer from March 2020 to October 2022. Before Blue Nile, Mr. Bourgault was at Expedia Group, Inc. (“Expedia”). He joined Expedia in October 2002 and served in a variety of finance roles of increasing responsibility, including serving as Chief Financial Officer, Retail from November 2019 to March 2020, Interim Head of Division, Brand Expedia Group from July 2019 to October 2019, Chief Financial Officer, Brand Expedia Group, from September 2016 to October 2019, Senior Vice President of Corporate Finance from January 2012 to September 2016, interim CFO of Hotels.com LP from October 2014 to August 2015, Vice President of Finance, Partner Services Group from June 2010 to January 2012, Senior Director, Financial Planning and Analysis Expedia Worldwide from February 2009 to July 2010, and held various financial planning and analysis leadership roles from 2002 until 2010. Mr. Bourgault holds a Bachelor of Business Administration from HEC Montréal and is a Canadian Chartered Professional Accountant.

Martin Picard

Martin Picard is one of Sonder’s founders and has served as our Chief Real Estate Officer since August 2022. Prior to this, Mr. Picard served as our Global Head of Real Estate since January 2022, and as Legacy Sonder’s Global Head of Real Estate since February 2019. He previously served as Legacy Sonder’s Vice President of Finance from May 2015 to February 2019. From September 2013 to March 2015, Mr. Picard was the Chief Executive Officer of Adzura Inc., an online advertising marketplace that he co-founded. Mr. Picard holds a Bachelor of Commerce in Accounting from Concordia University.

Katherine E. Potter

Katherine E. Potter has served as our Chief Legal and Administrative Officer and Secretary since April 2024 and was General Counsel and Secretary from September 2023 to April 2024. After serving as its General Counsel from February 2012 to January 2019, Ms. Potter was most recently Chief Executive Officer at AlerisLife Inc., a national provider of health and wellness services to older adults. Ms. Potter also held executive leadership positions at The RMR Group LLC, a leading U.S. alternative asset management company uniquely focused on commercial real estate and related businesses, from October 2016 to December 2022. In addition, Ms. Potter is a frequent advisor for organizations across the health and wellness, hospitality, and travel and leisure industries. Ms. Potter holds a Bachelor’s degree in Government & Politics from the University of Maryland at College Park, a Juris Doctorate from Syracuse University College of Law and a LL.M. in Banking and Financial Law from Boston University Law School.

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Adam K. Bowen

Adam K. Bowen has served as our Chief Accounting Officer since October 2023. Prior to joining Sonder, Mr. Bowen served as the Vice President & Chief Accounting Officer of BlueLinx Holdings Inc. (“BlueLinx”), a wholesale distributor of residential and commercial building products, from March 2022 to August 2023, where he was responsible for the company’s record to report functions including consolidations and financial reporting, SEC reporting, corporate tax, financial systems, internal controls, and enterprise risk management. Before serving as Vice President & Chief Accounting Officer, Mr. Bowen held roles of increasing responsibility at BlueLinx, including Senior Director of Accounting & Corporate Controller from January 2021 to March 2022, Director of Accounting & Corporate Controller from May 2020 to January 2021, and Director of Internal Audit & Enterprise Risk Management from April 2019 to May 2020. Prior to BlueLinx, from June 2015 to March 2019, Mr. Bowen served in various internal audit roles of increasing responsibility with Abbott Laboratories, and its acquired subsidiary, Alere, Inc. Mr. Bowen has held various accounting roles both in-house and in private practice from 2005 to 2015, including at KPMG LLP and Southern Company. Mr. Bowen also currently serves as an Instructor of Accounting at Kennesaw State University. Mr. Bowen is a Certified Public Accountant and holds a B.S.B.A. in Accounting and M.Acc. from the University of West Florida, and an M.B.A. from Florida State University.

There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer was or is to be selected as an officer of the Company.

Officer Transitions

On November 4, 2024, Mr. Bourgault resigned from his position, effective December 2, 2024. On November 7, 2024, Mr. Bowen resigned from his position, effective December 31, 2024. We have initiated a search process with a leading search firm to identify a successor for Mr. Bourgault.

On November 4, 2024, Mr. Potter resigned from her position, effective November 22, 2024. Vanessa Barmack, Associate General Counsel, will serve as our interim General Counsel, effective as of that date. We are conducting a search process to identify a successor to Ms. Potter.

Legal Proceedings

There are no material legal proceedings in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

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EXECUTIVE COMPENSATION

As a company operating in a highly competitive market at the intersection of the hospitality and technology industries, Sonder views its people as key drivers of its success. Sonder’s compensation program is designed to attract, retain and motivate talented leaders, who enable us to succeed in a rapidly evolving competitive environment and achieve Sonder’s mission of revolutionizing the hospitality industry. Sonder expects its executive team to demonstrate strong leadership and management capabilities and to strengthen its culture, in order to achieve competitive advantage and speed of innovation.

Sonder’s executive compensation program is oriented towards long-term retention and value creation objectives, and structured to ensure that a significant portion of an executive’s compensation opportunity is tied to performance and the delivery of stockholder value.

Sonder’s compensation philosophy strives to achieve the following objectives:

•	Provide market-competitive compensation opportunities to hire, motivate, and retain high performing executives whose experience, skills and impact are critical to our success;
•	Provide fixed cash compensation and long-term incentives that encourage appropriate levels of risk-taking by the executive team and align their interests with those of company stakeholders;
•	Ensure that Sonder’s compensation program is equitable for similarly-situated executives to drive collaboration towards achievement of its long-term business goals; and
•	For executives other than Sonder’s CEO, Sonder’s compensation program has two basic components: base salaries and initial and periodic grants of stock options with four-year vesting.

This section provides an overview of Sonder’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

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Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by or paid to (i) each person who served as our principal executive officer at any time during 2023 and (ii) the two other most highly compensated persons serving as our executive officers at December 31, 2023 (together, “our named executive officers”), for the fiscal years ended December 31, 2023, and 2022, except in the case of Mr. Bourgault, who joined Sonder in March 2023.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)(4)	All Other Compensation(5)	Total
Francis Davidson
Chief Executive Officer	2023	$360,000	$—	$1,199,990	$—	$1,559,990
	2022	$360,000	$20,132,605	$1,119,110	$—	$21,611,715
Dominique Bourgault
Chief Financial Officer(6)	2023	$390,288	$—	$1,340,690	$—	$1,730,978
Martin Picard
Chief Real Estate Officer(7)	2023	$355,635	$—	$504,990	$800	$861,425
	2022	$359,534	$2,109,992	$1,152,688	$—	$3,622,214

(1)	The amounts in this column for Mr. Picard for fiscal year 2023 were converted into USD using the Bank of Canada annual CAD to USD 2023 exchange rate of US$1.00 = CAD 1.3497 or CAD 1.00 = US$0.7409. The amounts in this column for Mr. Picard for fiscal year 2022 were converted into USD using the Bank of Canada annual CAD to USD 2022 exchange rate of US$1.00 = CAD 1.3013 or CAD 1.00 = US$0.7685.
(2)	The amounts in this column represent the aggregate grant-date fair value of performance stock awards granted to Messrs. Davidson and Picard in 2022 under the 2021 Management Equity Incentive Plan, computed in accordance with the FASB ASC Topic 718. For Mr. Davidson, the amounts in this column also represent $509,609 in incremental fair value attributable to the modification of Mr. Davidson’s equity awards in December 2022. For more information relating to the modification of Mr. Davidson’s equity awards, see the section entitled “Repricing or Material Modification of Outstanding Equity Awards - Modification to CEO Performance Restricted Stock Award” in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 filed with the SEC on March 22, 2024 (the “2022 Annual Report”).
(3)	The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer in 2023, 2022 and 2021 (where applicable), computed in accordance with FASB ASC Topic 718. Please see Note 11. Equity Incentive Plans and Stock-Based Compensation to Sonder’s audited consolidated financial statements for the year ended December 31, 2023 filed with the SEC on September 27, 2024 for a discussion of the assumptions made by Sonder in determining the grant-date fair value of Sonder’s equity awards. For fiscal year 2022, the amounts in this column also represent the incremental fair value, computed as of the repricing date in accordance with FASB ASC Topic 718, with respect to the one-time repricing of eligible stock option awards pursuant to the Company’s tender offer on Schedule TO, which closed in December 2022. The incremental fair value, computed as of the repricing date in accordance with FASB ASC Topic 718, for the repriced options held by Messrs. Davidson and Picard, totaled $157,621 and $376,765, respectively. For more information relating to the one-time repricing of eligible stock option awards, see the section entitled “Repricing or Material Modification of Outstanding Equity Awards - Repricing of Eligible Outstanding Option Awards” in the 2022 Annual Report.
(4)	The amount in this column for Mr. Davidson in fiscal year 2022 also reflects $961,489 in incremental fair value attributable to the modification of Mr. Davidson’s equity awards in December 2022. For more information relating to the modification of Mr. Davidson’s equity awards, see the section entitled “Repricing or Material Modification of Outstanding Equity Awards - Modification to CEO Performance Stock Option Award” in the 2022 Annual Report.
(5)	Consists of amount paid to Mr. Picard for cell phone reimbursement.
(6)	Mr. Bourgault joined the Company as Chief Financial Officer effective March 6, 2023. The amount shown in the salary column for 2023 represents a partial year’s salary based on his March 6, 2023 start date. Mr. Bourgault’s annual salary is $495,000.
(7)	On September 30, 2024, the Compensation Committee approved an increase in Mr. Picard’s annual base salary from CAD480,000 (US$355,536) to CAD648,068 (US$480,000).

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023, after the application of adjustments to reflect the impact of the Business Combination (for awards granted prior to January 18, 2022) and further adjustments to reflect the impact of the Reverse Stock Split (for awards granted prior to September 20, 2023).

	Option Awards(1)(2)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Francis Davidson	—	236,431	(5)(6)	$34.80	(7)	2/19/2031	74,942	(8)	$200,095	—	—
	23,399	101,600	(9)	18.09	(10)	3/16/2033				464,999	$1,241,547
Dominique Bourgault	—	137,051	(11)	18.09	(10)	3/16/2033	—		—	—	—
	390	5,860	(12)	34.80	(10)	9/12/2033	—		—	—	—
Martin Picard	1,287	—	(13)	13.40	(14)	8/3/2027	—		—	999,996	$1,239,995
	1,415	—	(15)	13.40	(14)	11/9/2027	—		—	—	—
	8,254	—	(16)	27.80	(14)	1/28/2029	—		—	—	—
	12,162	—	(17)	27.80	(14)	1/28/2029	—		—	—	—
	7	—	(18)	27.80	(14)	1/28/2029	—		—	—	—
	77	—	(19)	27.80	(14)	1/28/2029	—		—	—	—
	3	—	(20)	57.00	(14)	11/15/2029	—		—	—	—
	8,510	369	(5)(21)	34.80	(7)	2/7/2030	—		—	—	—
	68	—	(5)(22)	34.80	(7)	2/7/2030	—		—	—	—
	74	—	(5)(23)	34.80	(7)	8/18/2030	—		—	—	—
	2,382	706	(5)(24)	34.80	(7)	11/5/2030	—		—	—	—
	8,606	3,563	(5)(25)	34.80	(7)	2/19/2031	—		—	—	—
	651	507	(5)(26)	34.80	(7)	11/11/2031	—		—	—	—
	17,499	34,978	(5)(27)	34.80	(7)	8/16/2032	—		—	—	—
	9,360	40,639	(28)	18.09	(10)	3/16/2033
	390	5,860	(29)	7.40	(10)	9/12/2033

(1)	All stock options granted prior to 2020 were granted pursuant to the Sonder Canada Inc. Stock Option Plan. All stock options granted in 2020 and 2021 were granted pursuant to the Legacy Sonder 2019 Equity Incentive Plan, as amended (the “2019 Plan”). Unless otherwise indicated in the footnotes, all stock options granted in 2022 and 2023 were granted pursuant to the 2021 Equity Incentive Plan.
(2)	In connection with the Reverse Stock Split, each then-outstanding stock option then held by our named executive officers was adjusted as follows: (a) the number of shares subject to each such option was divided by twenty, with the resulting number rounded down to the nearest whole share; and (b) the exercise price applicable to each such outstanding option was multiplied by twenty, with the resulting price rounded up to the nearest whole cent. The amounts set forth in the table above with respect to options granted prior to September 21, 2023 reflect such adjustments.
(3)	The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with FASB’s ASC Topic 718. For a summary of the assumptions used in the valuation of these awards, please see Note 11. Equity Incentive Plans and Stock-Based Compensation to our audited consolidated financial statements included in the 2023 Annual Report, which was filed with the SEC on September 27, 2024.
(4)	The amounts in this column represent the performance-based restricted stock unit (“RSU”) awards granted on May 15, 2022 under the 2021 Management Equity Incentive Plan (the “MEIP”), which vest (i) 1/6th on the date on which the Common Share Price (as defined in the MEIP) is equal to or greater than $260.00 (as adjusted for the Reverse Stock Split, Triggering Event I (as defined in the Merger Agreement)), (ii) 1/6th on the date on which the Common Share Price is equal to or greater than $310.00 (as adjusted for the Reverse Stock Split, Triggering Event II (as defined in the Merger Agreement)), (iii) 1/6th on the date on which the Common Share Price is equal to or greater than $360.00 (as adjusted for the Reverse Stock Split, Triggering Event III (as defined in the Merger Agreement)), (iv) 1/6th on the date on which the Common Share Price is equal to or greater than $410.00 (as adjusted for the Reverse Stock Split, Triggering Event IV (as defined in the Merger Agreement)), (v) 1/6th on the date on which the Common Share Price is equal to or greater than $460.00 (as adjusted for the Reverse Stock Split, Triggering Event V (as defined in the Merger Agreement)), and (vi) 1/6th on the date on which the Common Share Price is equal to or greater than $510.00 (as adjusted for the Reverse Stock Split, Triggering Event VI (as defined in the Merger Agreement)), subject in each case to the executive officer’s continued employment through the applicable vesting date. The performance period for the RSUs expires on July 17, 2027.

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(5)	On December 1, 2022, certain of the Company’s named executive officers along with other employees participated in the Company’s one-time offer to reprice eligible stock options (the “Offer”), which expired on December 1, 2022 (the “Repricing Date”). The executive officer elected to tender this option for repricing pursuant to the Offer. On the Repricing Date, pursuant to the terms of the Offer, this option (i) had its per share exercise price repriced, (ii) became 100% unvested, and (iii) received a modified vesting schedule (with a 1-year vesting cliff which expired on December 1, 2023 (the “Vesting Cliff Date”)). On the Vesting Cliff Date, a number of shares subject to the option vested equal to the number of shares subject to the option that would have been vested on the Vesting Cliff Date if the option had not been tendered for repricing (including shares subject to the option that were vested as of the Repricing Date and shares subject to the option which would have vested during the period commencing on the Repricing Date and ending on the Vesting Cliff Date). Following the Vesting Cliff Date, the option will continue to vest according to the vesting schedule applicable to the option prior to the Repricing Date.
(6)	Represents an option to purchase stock granted on February 19, 2021 subject to performance-based vesting conditions with an original strike price of $121.80, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. Subject to Mr. Davidson remaining an employee through the applicable measurement date, the shares subject to the option will vest in three equal tranches if Sonder achieves certain market capitalization targets prior to December 31, 2025, December 31, 2026, and December 31, 2027, respectively. If an applicable market capitalization target is not achieved by the applicable deadline date, the shares subject to such target will be forfeited at no cost to the Company. The market value targets may be equitably adjusted for any capitalization adjustments pursuant to the 2019 Plan as determined by the Board in its sole and absolute discretion.

Mr. Davidson elected to tender this option for repricing pursuant to the Offer. On the Repricing Date, pursuant to the terms of the Offer, the option (i) had its per share exercise price repriced, and (ii) received a modified vesting schedule (with a 1-year vesting cliff which expired on December 1, 2023).

(7)	Represents the closing price of one share of the Company’s common stock on the Nasdaq Global Select Market on the Repricing Date, as adjusted for the Reverse Stock Split.
(8)	Represents shares subject to performance-based vesting conditions. These shares were issued upon the exercise of an option granted on November 15, 2019, which was fully exercised for 8,243,677 shares by Mr. Davidson on December 2, 2019 through the issuance of a promissory note to Sonder in the amount of $24.6 million. On January 14, 2022, prior to the closing of the Business Combination, Legacy Sonder repurchased 1,855,938 shares of common stock of Legacy Sonder held by Mr. Davidson (the equivalent of 136,281 shares of the Company’s common stock after adjusting for the impact of the Business Combination and the Reverse Stock Split), and the proceeds of such sale were used to completely extinguish Mr. Davidson’s promissory note to the Company, which had a total principal and accrued interest amount of $25,704,735.34 as of the date of the transaction. 149,885 of the shares subject to the award vested in 72 equal monthly installments starting on October 1, 2017, generally subject to Mr. Davidson’s continued employment through each applicable vesting date. 262,298 shares subject to the award vest upon the achievement of performance-based vesting conditions: 112,414 shares vest upon a liquidity event, 74,942 shares vest upon a financing event, and 74,942 shares vest if Sonder achieves a target stock price of $105.40 (as adjusted for the Reverse Stock Split) on or prior to November 15, 2026, subject to Mr. Davidson remaining an employee through such vesting date. The shares subject to the liquidity event vesting condition and financing event vesting condition vested in February 2021. The shares subject to time-based vesting fully vested in September 2023. This award is subject to certain acceleration benefits pursuant to the underlying option agreement as described below under “Potential Payments Upon Termination or Change in Control.” 149,885 of the shares subject to the award vested in 72 equal monthly installments starting on October 1, 2017, generally subject to Mr. Davidson’s continued employment through each applicable vesting date. 262,298 shares subject to the award vest upon the achievement of performance-based vesting conditions: 112,414 shares vest upon a liquidity event, 74,942 shares vest upon a financing event, and 74,942 shares vest if Sonder achieves a target stock price of $105.40 (as adjusted for the Reverse Stock Split) on or prior to November 15, 2026, subject to Mr. Davidson remaining an employee through such vesting date. The shares subject to the liquidity event vesting condition and financing event vesting condition vested in February 2021. The shares subject to time-based vesting fully vested in September 2023. This award is subject to certain acceleration benefits pursuant to the underlying option agreement as described below under “Potential Payments Upon Termination or Change in Control.”

(9)	Represents an option to purchase common stock granted on March 16, 2023, which vests in equal monthly installments over a period of 4 years beginning on April 13, 2023, generally subject to Mr. Davidson’s continued employment through each vesting date.
(10)	Represents the closing price of one share of the Company’s common stock on the Nasdaq Global Select Market on the date of the grant, as adjusted for the Reverse Stock Split (where applicable).

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(11)	Represents an option to purchase common stock granted pursuant to the 2023 Inducement Plan on March 16, 2023, which vests 25% on March 6, 2024 and vests in equal monthly installments on the 6th day of the month over a period of 36 months thereafter, generally subject to Mr. Bourgault’s continued employment through each applicable vesting date.

(12)	Represents an option to purchase common stock granted on September 12, 2023, which vests in equal monthly installments over a period of 4 years beginning on October 1, 2023, generally subject to Mr. Bourgault’s continued employment through each vesting date.
(13)	Represents an option to purchase common stock granted on August 3, 2017, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. This option vested 1/48th monthly beginning on May 1, 2017 and is 100% vested.
(14)	Represents the fair market value of a share of Legacy Sonder common stock on the date of the grant, as determined by the Legacy Board, as adjusted to reflect the impact of the Business Combination and the Reverse Stock Split.
(15)	Represents an option to purchase common stock granted on November 9, 2017, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. This option vested 1/48th monthly beginning on August 1, 2017 and is 100% vested.
(16)	Represents an option to purchase common stock granted on January 28, 2019, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. The option vested 25% on January 28, 2020, 1/48th on January 31, 2020, and thereafter vested 1/48th in equal monthly installments on the last day of the month. This option is 100% vested.
(17)	Represents an option to purchase common stock granted on January 28, 2019, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. This option vested 1/48th monthly beginning on February 1, 2018 and is 100% vested.
(18)	Represents an option to purchase common stock granted on January 28, 2019, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. This option vested 25% on December 14, 2019, 1/48th on December 31, 2019, and thereafter vested 1/48th in equal monthly installments on the last day of the month. This option is 100% vested.
(19)	Represents an option to purchase common stock granted on January 28, 2019, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. This option vested 25% on March 27, 2018, 1/48th on March 31, 2018, and thereafter vested 1/48th in equal monthly installments on the last day of the month. This option is 100% vested.
(20)	Represents an option to purchase common stock granted on November 15, 2019, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. This option vested 25% on August 13, 2020 and thereafter vested 1/48th in equal monthly installments. This option is 100% vested.
(21)	Represents an option to purchase common stock granted on February 7, 2020 with an original strike price of $57.00, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. Mr. Picard elected to tender this option for repricing pursuant to the Offer. This option vests 1/48th monthly beginning on March 4, 2020 (subject to a 12-month pause in vesting following the Repricing Date, which expired on the Vesting Cliff Date), generally subject to Mr. Picard’s continued employment through each vesting date.
(22)	Represents an option to purchase common stock granted on February 7, 2020 with an original strike price of $57.00, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. Mr. Picard elected to tender this option for repricing pursuant to the Offer. This option vested 25% on May 5, 2016, 1/48 on June 30, 2016, and thereafter vested 1/48th in equal monthly installments over a period of 36 months (subject to a 12-month pause in vesting following the Repricing Date, which expired on the Vesting Cliff Date). This option is 100% vested.
(23)	Represents an option to purchase common stock granted on June 18, 2020 with an original strike price of $60.00, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. Mr. Picard elected to tender this option for repricing pursuant to the Offer. This option was originally 100% vested on the grant date. Pursuant to the terms of the Offer, this option became 100% unvested on the Repricing Date and became 100% vested again on the Vesting Cliff Date.
(24)	Represents an option to purchase common stock granted on November 5, 2020 with an original strike price of $58.60, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. Mr. Picard elected to tender this option for repricing pursuant to the Offer. This option vested 25% on November 5, 2021 and thereafter vests in equal monthly installments over a period of 36 months (subject to a 12-month pause in vesting following the Repricing Date, which expired on the Vesting Cliff Date).

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(25)	Represents an option to purchase common stock granted on February 19, 2021 with an original strike price of $121.80, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. Mr. Picard elected to tender this option for repricing pursuant to the Offer. This option vests 1/48th in equal monthly installments over a period of 48 months starting on March 1, 2021 (subject to a 12-month pause in vesting following the Repricing Date, which expired on the Vesting Cliff Date).

(26)	Represents an option to purchase common stock granted on November 11, 2021 with an original strike price of $164.60, after the application of adjustments to reflect the impact of the Business Combination and the Reverse Stock Split. Mr. Picard elected to tender this option for repricing pursuant to the Offer. This option vests 1/48th in equal monthly installments over a period of 48 months starting on October 1, 2021 (subject to a 12-month pause in vesting following the Repricing Date, which expired on the Vesting Cliff Date).

(27)	Represents an option to purchase common stock granted on August 16, 2022 with an original strike price of $51.00, after the application of adjustments to reflect the Reverse Stock Split. Mr. Picard elected to tender this option for repricing pursuant to the Offer. This option vests 1/48th in equal monthly installments over a period of 48 months starting on September 16, 2022 (subject to a 12-month pause in vesting following the Repricing Date, which expired on the Vesting Cliff Date).
(28)	Represents an option to purchase common stock granted on March 16, 2023. This option vests 1/48th in equal monthly installments over a period of 48 months starting on April 13, 2023, generally subject to Mr. Picard’s continued employment through each vesting date.
(29)	Represents an option to purchase common stock granted on September 12, 2023. This option vests 1/48th in equal monthly installments over a period of 48 months starting on October 1, 2023, generally subject to Mr. Picard’s continued employment through each vesting date.

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Named Executive Officer Employment Arrangements

We have entered into employment agreements or confirmatory offer letters setting forth the material terms and conditions of employment for each of Sonder’s named executive officers, as described below.

Francis Davidson

Legacy Sonder entered into a confirmatory offer letter with Mr. Davidson, its Chief Executive Officer, on September 14, 2021. Mr. Davidson’s offer letter provides for an annual base salary and eligibility to participate in Sonder’s employee benefit plans. Since September 14, 2021, Mr. Davidson’s annual base salary has been $360,000.

Dominique Bourgault

Mr. Bourgault signed an offer letter with Sonder on February 23, 2023 in connection with his appointment as the Company’s Chief Financial Officer, effective March 6, 2023. Mr. Bourgault’s offer letter provides for (a) an annual base salary of $495,000, (b) an initial grant of options to purchase 137,051 shares of the Company’s common stock (after adjusting for the Reverse Stock Split), which was granted on March 16, 2023, vesting over four years (vesting 25% after a one-year cliff and monthly thereafter), subject to Mr. Bourgault’s continued service, (c) participation in the Company’s Key Executive Change in Control and Severance Plans, and (d) eligibility to participate in Sonder’s employee benefit plans.

Martin Picard

Legacy Sonder entered into an employment agreement with Mr. Picard, its Chief Real Estate Officer, which was effective on February 10, 2020. Mr. Picard’s offer letter provides for an annual base salary and eligibility to participate in Sonder’s employee benefit plans. Since August 16, 2022, Mr. Picard’s annual base salary had been CAD480,000. On September 30, 2024, the Compensation Committee approved an increase in Mr. Picard’s annual base salary to CAD648,068.

Employee Benefit Plans

Our named executive officers are entitled to participate in our equity incentive plans and are eligible to participate in our 401(k) plan on the same terms as all other employees. We do not maintain any supplemental health or welfare plans for our named executive officers.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction since the beginning of the last two fiscal years ended December 31, 2023 and 2022 in which:

•	we have been or are to be a participant;
•	the amounts involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years; and
•	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Registration Rights Agreement

At the closing of the Business Combination on January 18, 2022, pursuant to the Merger Agreement, the (i) Company, (ii) Gores Metropoulos Sponsor II, LLC (the “Sponsor”), HRM Holdings II, LLC and Randall Bort, Michael Cramer and Joseph Gatto, who were GM II independent directors prior to the closing of the Business Combination (collectively, the “Initial Stockholders”) and (iii) those Legacy Sonder stockholders who are a party to that certain Voting and Support Agreement, dated April 29, 2021 (collectively, “Legacy Sonder Supporting Stockholders” and, together with the Company and the Initial Stockholders, the “Registration Rights Holders”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Registration Rights Holders are entitled to certain registration rights with respect to (a) any (1) outstanding share of common stock or any warrants held by the Sponsor and issued at the date of closing of the Company’s initial public offering (“Private Placement Warrants”), (2) shares of common stock issued upon the conversion of the 9,897,715 shares of Class F Stock held by the members of Sponsor, and 25,000 shares of Class F Stock held by each of Randall Bort, Michael Cramer and Joseph Gatto (after the forfeiture of 1,277,285 shares of Class F Stock by the Sponsor prior to the completion of the Business Combination) (the “Founder Shares”) and upon exercise of the Private Placement Warrants, (3) shares of common stock issued as Earn Out Shares or issuable upon the conversion of any Earn Out Shares, in each case, held by the stockholders of Legacy Sonder prior to the Business Combination, (4) common stock issued or issuable upon conversion of the convertible promissory notes issued by Legacy Sonder to certain purchasers pursuant to the Note Purchase Agreement, dated March 12, 2021, as amended (the “Legacy Sonder Convertible Notes”) or upon exercise of the warrants issued pursuant to the Note Purchase Agreement, dated on or about March 12, 2021 between Legacy Sonder and the other parties thereto and (5) any other equity security of the Company issued or issuable with respect to any such share of common stock referred to in the foregoing clauses “(1)” through “(4)” by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case held by such Registration Rights Holder, subject to certain limitations set forth in the Registration Rights Agreement.

Pre-Business Combination Relationships and Related Party Transactions of GM II

Registration Rights

Holders of the Founder Shares, Private Placement Warrants and Public Warrants issued upon conversion of working capital loans, if any, have registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands that the Company register under the Securities Act the Public Warrants and the common stock underlying the Public Warrants and the Founder Shares. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed by the Company subsequent to its completion of a business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Notes

Prior to the completion of the Business Combination, GM II borrowed $1.5 million from the Sponsor to fund expenses of the Business Combination. The Company repaid this loan on the closing of the Business Combination on January 18, 2022.

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Administrative Services Agreement

On January 19, 2021, GM II entered into an agreement to pay monthly recurring expenses to The Gores Group of $20,000 for office space, utilities and secretarial support. Services commenced on the date the Company securities were first listed on the Nasdaq and terminated upon the closing of the Business Combination on January 18, 2022.

Pre-Business Combination Relationships and Related Party Transactions of Legacy Sonder

Francis Davidson Promissory Note

On December 2, 2019, Legacy Sonder granted Mr. Davidson the ability to exercise an option award for an aggregate exercise price of $24.6 million with a full recourse promissory note (and security agreement) from Legacy Sonder, bearing interest at the rate of 2.00% per annum, compounding semiannually. As of September 30, 2021, December 31, 2020 and 2019, the aggregate borrowings outstanding under the note, including interest, were $25.6 million, $25.2 million and $24.7 million, respectively. The aggregate outstanding principal amount and interest under the loan was repaid in full prior to the consummation of the Business Combination on January 18, 2022.

2021 Convertible Promissory Notes

During March 2021, Legacy Sonder issued the Legacy Sonder Convertible Notes in an aggregate principal amount of $165 million to certain investors pursuant to the Note Purchase Agreement, dated March 12, 2021, for which Legacy Sonder received $165 million in exchange for Legacy Sonder’s agreement to issue the investors shares of its capital stock upon the occurrence of certain events described therein. The Legacy Sonder Convertible Notes automatically converted into shares of Legacy Sonder common stock immediately prior to the consummation of the Business Combination on January 18, 2022.

The following table summarizes the Legacy Sonder Convertible Notes issued by Legacy Sonder to holders of more than 5% of its capital stock.

Name of Stockholder	Note Principal Amount ($)
Entities affiliated with Fidelity* (1)(2)	$25,000,000
Westcap Sonder Convert Co-Invest 2021, LLC*	$10,750,000

*	Together with its affiliated entities owned more than 5% of Legacy Sonder capital stock.
(1)	Additional details regarding this stockholder and its equity holdings are provided under the section titled “Other Information Related to Sonder, Its Directors and Executive Officers—Security Ownership of Certain Beneficial Owners and Management.”
(2)	Entities affiliated with Fidelity, including Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Growth Company Commingled Pool, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund, Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, Fidelity Blue Chip Growth Commingled Pool, Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, Fidelity Blue Chip Growth Institutional Trust and FIAM Target Date Blue Chip Growth Commingled Pool, collectively, beneficially owned more than five percent of Legacy Sonder’s outstanding shares.

Existing PIPE Investment

Certain investors (including entities affiliated with Fidelity (3,000,000 shares), which held more than 5% of Legacy Sonder’s capital stock) entered into subscription agreements with GM II, which were consummated substantially concurrently with the consummation of the Business Combination on January 18, 2022, pursuant to which such investors subscribed for shares of Class A common stock of GM II (which became common stock in January 2022).

New PIPE Investment

On October 27, 2021, the Company entered into subscription agreements with entities affiliated with Fidelity, which held more than 5% of Legacy Sonder’s capital stock, pursuant to which such entities affiliated with Fidelity have agreed to purchase an aggregate of 2,812,148 shares of Class A Stock (which became common stock upon the effectiveness of the Restated Certificate) at a price of $8.89 per share. The subscription agreements consummated substantially concurrently with the consummation of the Business Combination on January 18, 2022.

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Amended and Restated Investors’ Rights Agreement

Legacy Sonder was a party to the Amended and Restated Investors’ Rights Agreement, dated as of April 3, 2020, with certain holders of Legacy Sonder’s capital stock, including certain directors, officers and 5% holders of Legacy Sonder’s capital stock, which granted to such holders registration rights and information rights, among other things. This agreement terminated upon the consummation of the Business Combination on January 18, 2022.

Earn Out Shares

In addition to the consideration paid at the closing of the Business Combination, holders of Legacy Sonder’s common stock, Series AA Common Exchangeable Preferred Shares of Sonder Canada Inc. and warrants of Legacy Sonder immediately prior to the effective time of the Business Combination (which holders include certain directors, officers and 5% holders of the Company’s capital stock) may receive their pro rata share of the Earn Out Shares as consideration as a result of the common stock achieving a Triggering Event certain benchmark share prices as contemplated by the Merger Agreement. If no Triggering Event occurs by July 17, 2027, no Earn Out Shares will be issued.

August 2024 Series A Preferred Stock Offering

On August 13, 2024, the Company entered into Securities Purchase Agreements (the “August 2024 Securities Purchase Agreements”), with certain qualified institutional buyers or accredited investors (each a “Purchaser” and collectively, the “Purchasers”) (the “August 2024 Private Placement”) of an aggregate of 43.3 million newly issued shares of Series A Preferred Stock, in exchange for cash consideration in an aggregate amount of approximately $43.3 million. The sale of the Series A Preferred Stock pursuant to the August 2024 Securities Purchase Agreements will take place in two tranches, with the first tranche, comprised of approximately 14.7 million shares of Series A Preferred Stock for an aggregate purchase price of approximately $14.7 million, closed on August 13, 2024. Following the satisfaction of certain closing conditions set forth in the August 2024 Securities Purchase Agreements, including the Company filing the 2023 Annual Report and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024 (together, the “SEC Documents”), on or about November 7, 2024, the Company completed the issuance of approximately 12.8 million shares of Series A Preferred Stock for cash consideration of approximately $12.8 million. The Company expects that the remainder of shares of Series A Preferred Stock will be issued and sold in the near term. Following receipt of Stockholder Approval (as defined below), all issued and outstanding shares of the Series A Preferred Stock are convertible into shares of common stock.

The August 2024 Securities Purchase Agreements required the Company to hold a special meeting of stockholders for the purpose of obtaining stockholder approval of proposals to issue shares of common stock to the Purchasers in connection with the conversion of the Series A Preferred Stock into common stock that would, absent such approval, violate Nasdaq Rules 5635(b), (c) and (d) (the “Stockholder Approval”), which was held and obtained, respectively, on September 30, 2024. The Securities Purchase Agreements also require the Company to file a registration statement under the Securities Act, within 30 calendar days of the filing of the SEC Documents with respect to the resale of shares of common stock issuable upon the conversion of the Series A Preferred Stock. The August 2024 Securities Purchase Agreements grant the Purchasers the right to purchase up to 25% of any equity offering within the next five years (a “Subsequent Financing”). The Purchasers are entitled to participate on a pro-rata basis (determined by their proportionate participation in the August 2024 Private Placement) at a purchase price equal to 75% of the purchase price of any other investor in such Subsequent Financing.

Affiliates of Atreides Management, LP, the beneficial owner of 9.1% of our common stock prior to the initial closing on August 13, 2024, Francis Davidson, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors, and Sanjay Banker, a member of the Company’s Board of Directors, are parties to August 2024 Securities Purchase Agreements, with commitments of approximately $15,000,000, $1,500,000 and $100,000, respectively, in the August 2024 Private Placement.

Review, Approval and Ratification of Transactions with Related Parties

The Board has adopted a written related person transactions policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions” (the “Related Person Transaction Policy”). For purposes of the Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) or any proposed transaction, arrangement or relationship, in which the Company is a participant and in which any “related person” has, had or will have a direct or indirect material interest (as contemplated by Item 404(a) of Regulation S-K under the Exchange Act) and the aggregate amount involved exceeds one hundred twenty thousand U.S. Dollars ($120,000).

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Transactions involving compensation for services provided to the Company as an employee, consultant or director will not be considered related person transactions under this policy. For purposes of the Company’s policy, a related person is (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company; (ii) nominees for director of the Company; (iii) any person or entity known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company’s voting securities (each, a “5% Stockholder”); (iv) any immediate family member of any of the foregoing; or (v) affiliates of the Company (i.e., subsidiaries).

Under the Related Person Transaction Policy, each of the Company’s directors and executive officers (and, to the extent that they are otherwise employed by or affiliated with the Company, 5% Stockholders) will inform the Company’s Secretary or their designee of any potential related person transactions of which they become aware. The Audit Committee will review (with management) on a periodic basis, and no less than quarterly, (i) any proposed related person transactions, or (ii) any related person transactions of which they have become aware and which have not previously been approved by the Audit Committee. The Audit Committee’s review will include, in each case, the terms, business purposes and proposed value of such transactions. After review, the Audit Committee will approve, ratify or disapprove such transactions. In certain limited situations the Chairperson of the Audit Committee may review and approve related person transactions if the aggregate amount involved in any such transaction, or series of related transactions, is expected to be less than two hundred fifty thousand U.S. Dollars ($250,000). Any such approval will be reported to the Audit Committee at its next regularly scheduled meeting.

To identify related person transactions in advance, the Company will rely on information supplied by the Company’s executive officers, directors and certain significant stockholders.

In considering related person transactions, the Audit Committee will take into account the following factors, to the extent relevant to the related person transaction:

•	whether the related person transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;
•	the extent of the related person’s interest in the transaction;
•	whether there are business reasons for the Company to enter into the related person transaction;
•	whether the related person transaction would impair the independence of an outside director, including the ability of any director to serve on a committee of the Board; and
•	whether the related person transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or Related Person, the direct or indirect nature of the director’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

The Related Person Transaction Policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our Related Person Transaction Policy, the Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related person transactions.

All of the transactions described above, except for the August 2024 Private Placement, were entered into prior to the adoption of the Related Person Transactions Policy. The August 2024 Private Placement was approved by the Audit Committee in accordance with the Related Person Transactions Policy and the Board.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice of Internet Availability or other Annual Meeting materials, including the 2023 Annual Report, as filed with the SEC on September 27, 2024, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice of Internet Availability or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: 1-866-540-7095. Stockholders who currently receive multiple copies of the Notice of Internet Availability or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

A copy of the 2023 Annual Report is also available without charge upon written request to Investor Relations, Sonder Holdings Inc., 447 Sutter Street Suite 405 #542, San Francisco, CA 94108 or by accessing a copy in the Investor Relations section of our website at investors.sonder.com under “Financials & Filings”.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to uncertainties associated with our preparation of future SEC reports and the related financial statements, including the possibility that additional accounting errors or corrections will be identified; uncertainties related to the purchase of the remaining Series A Preferred Stock in the private placement; uncertainties related to our ability to find successors to our resigned executive officers; the other risks and uncertainties described in our SEC reports, including under the heading “Risk Factors” in our 2023 Annual Report and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this Proxy Statement. Except as required by law, we do not undertake any obligation to update or revise our forward-looking statements to reflect events or circumstances after the date of this Proxy Statement.

57

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Katherine E. Potter

Secretary

NOVEMBER 8, 2024

58

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SONDER HOLDINGS INC.

Sonder Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify that:

1.	The name of the Company is Sonder Holdings Inc.

2.	This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State on October 1, 2024.

3.	The first paragraph of Article IV of the Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 409,309,144 shares, consisting of (a) 159,309,144 shares of General Common Stock (the “General Common Stock”), including (i) 157,309,144 shares of Common Stock (the “Common Stock”), and (ii) 2,000,000 shares of Special Voting Common Stock (the “Special Voting Common Stock”), and (b) 250,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

4.	This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

5.	This Certificate of Amendment shall be effective as of , Eastern Time, on the date written below.

6.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of                           , 2024.

SONDER HOLDINGS INC.

By:

A-1

APPENDIX B

FORM OF FIRST AMENDMENT TO SONDER HOLDINGS INC.

2021 EQUITY INCENTIVE PLAN

______________________________________________

As adopted by resolution of the
Board of Directors as of October 25, 2024
and the Company’s stockholders on     , 2024
Effective as of      , 2024

______________________________________________

1.	Sections 3.1 and 3.2 of the Sonder Holdings Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) are hereby amended and restated as follows:

3.1         Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:

(a)       a number equal to 9,957,029 Shares, plus

(b)       any additional Shares that become available for issuance under the Plan under Section 3.2 and 3.3.

The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.

3.2        Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2025 Fiscal Year and ending with the 2031 Fiscal Year, in an amount equal to the lesser of:

(a)       a number equal to 10,371,905 Shares,

(b)       5% of the total number of Shares outstanding on the last day of the immediately preceding Fiscal Year, and

(c)       a lesser number of Shares determined by the Administrator.

2.	Except as hereinabove amended, the provisions of the 2021 Equity Incentive Plan shall remain in full force and effect.

B-1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SOND2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59106-P20318 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SONDER HOLDINGS INC.

The Board of Directors recommends you vote "FOR" all of the nominees for director:

	For All	Withhold All	For All Except
1. The election of the following director nominees to serve on the Board of Directors of Sonder Holdings Inc. (the "Company") as Class III directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sanjay Banker
02) Frits Dirk van Paasschen
03) Janice Sears

The Board of Directors recommends you vote "FOR" each of the following proposals:

	For	Against	Abstain
2. The amendment of the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the authorized shares of capital stock as set forth in the proxy statement.	☐	☐	☐
3. The amendment of the Company's 2021 Equity Incentive Plan to increase the number of shares of common stock available for the issuance of awards under the 2021 Equity Incentive Plan as set forth in the proxy statement.	☐	☐	☐
4. The ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted "FOR" all the nominees for director in Proposal 1 and "FOR" each of Proposals 2, 3 and 4.** If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as Joint tenants, all parties in the joint tenancy must sign. If a signer or corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date